                                                                  EXHIBIT 10.23

===============================================================================

                                  $400,000,000

                                CREDIT AGREEMENT


                            DATED AS OF MAY 13, 1998

                                     AMONG

                          CITGO PETROLEUM CORPORATION



                         BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION,
                            AS ADMINISTRATIVE AGENT


                              THE BANK OF NEW YORK

                                      AND

                             ROYAL BANK OF CANADA,
                             AS SYNDICATION AGENTS

                                      AND

                 THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO


                                  ARRANGED BY

                         BANCAMERICA ROBERTSON STEPHENS


===============================================================================

                               TABLE OF CONTENTS

SECTION                                                                                                         PAGE
-------                                                                                                         ----

ARTICLE I           DEFINITIONS...................................................................................1
                    1.1      Certain Defined Terms................................................................1
                    1.2      Other Interpretive Provisions.......................................................27
                    1.3      Accounting Principles...............................................................28

ARTICLE II          THE CREDITS..................................................................................28
                    2.1      The Committed Credit................................................................28
                    2.2      Loan Accounts.......................................................................28
                    2.3      Procedure for Borrowings of Committed Loans.........................................29
                    2.4      Conversion and Continuation Elections for Committed Loans...........................30
                    2.5      [Intentionally Omitted].............................................................31
                    2.6      Bid Borrowings......................................................................31
                    2.7      Procedure for Bid Borrowings........................................................32
                    2.8      Voluntary Termination or Reduction of Commitments...................................35
                    2.9      Optional Prepayments................................................................35
                    2.10     General.............................................................................36
                    2.11     Repayment...........................................................................36
                    2.12     Interest............................................................................36
                    2.13     Limitation on Interest..............................................................37
                    2.14     Fees................................................................................38
                    2.15     Computation of Fees and Interest....................................................39
                    2.16     Payments by the Company.............................................................39
                    2.17     Payments by the Banks to the Administrative Agent...................................40
                    2.18     Sharing of Payments, Etc............................................................40

ARTICLE III         THE LETTERS OF CREDIT; CASH COLLATERAL.......................................................41
                    3.1      The Letter of Credit Subfacility....................................................41
                    3.2      Issuance, Amendment and Renewal of Letters of Credit................................42
                    3.3      Risk Participations, Drawings and Reimbursements....................................44
                    3.4      Repayment of Participation..........................................................45
                    3.5      Role of Issuing Banks...............................................................46
                    3.6      Obligations Absolute................................................................47
                    3.7      Letter of Credit Fees...............................................................48
                    3.8      Cash Collateralization..............................................................48
                    3.9      Uniform Customs and Practice........................................................49

ARTICLE IV          TAXES, YIELD PROTECTION AND ILLEGALITY.......................................................49
                    4.1      Net Payments; Tax Exemptions........................................................49

                    4.2      Illegality..........................................................................50
                    4.3      Increased Costs and Reduction of Return.............................................51
                    4.4      Funding Losses......................................................................52
                    4.5      Inability to Determine Rates........................................................52
                    4.6      Notice of Claim.....................................................................53
                    4.7      Certificates of Banks...............................................................53
                    4.8      Replacement of Certain Banks........................................................53
                    4.9      Deletion of Certain Banks...........................................................54
                    4.10     Survival............................................................................54

ARTICLE V           CONDITIONS PRECEDENT.........................................................................54
                    5.1      Conditions of Initial Credit Extension..............................................54
                    5.2      Conditions to All Credit Extensions, Conversions and Continuations..................57

ARTICLE VI          REPRESENTATIONS AND WARRANTIES...............................................................58
                    6.1      Corporate Existence ; Power; Compliance with Laws...................................58
                    6.2      Corporate Authorization; No Contravention...........................................59
                    6.3      Governmental Authorization..........................................................59
                    6.4      Binding Effect......................................................................59
                    6.5      Litigation..........................................................................60
                    6.6      No Default..........................................................................60
                    6.7      Fire, Strike, Act of God, etc.......................................................60
                    6.8      Liens...............................................................................60
                    6.9      ERISA...............................................................................60
                    6.10     Use of Proceeds; Margin Regulations.................................................61
                    6.11     Title to Properties.................................................................61
                    6.12     Taxes...............................................................................61
                    6.13     Financial Condition.................................................................62
                    6.14     Environmental Matters...............................................................62
                    6.15     Regulated Entities..................................................................63
                    6.16     Copyrights, Patents, Trademarks and Licenses, etc...................................63
                    6.17     Subsidiaries........................................................................63
                    6.18     Key Contracts.......................................................................63
                    6.19     Solvency............................................................................63
                    6.20     Full Disclosure.....................................................................64
                    6.21     Addressing the Year 2000 Problem....................................................64

ARTICLE VII         AFFIRMATIVE COVENANTS........................................................................64
                    7.2      Certificates; Other Information.....................................................66
                    7.3      Notices.............................................................................66
                    7.4      Preservation of Corporate Existence, Etc............................................67
                    7.5      Insurance...........................................................................67

                    7.6      Taxes...............................................................................67
                    7.7      Compliance with Laws................................................................68
                    7.8      Inspection of Property and Books and Records........................................68

ARTICLE VIII        NEGATIVE COVENANTS...........................................................................69
                    8.1      Negative Covenants Applicable to the Company and
                             Restricted Subsidiaries.............................................................69
                    8.2      Financial Covenants.................................................................75
                    8.3      Negative Covenants Applicable to the Company and
                             its Unrestricted Subsidiaries.......................................................75
                    8.4      Designation of Unrestricted Subsidiaries and Restricted Subsidiaries................76

ARTICLE IX          EVENTS OF DEFAULT............................................................................76
                    9.1      Event of Default....................................................................76
                    9.2      Remedies............................................................................79
                    9.3      Rights Not Exclusive................................................................80

ARTICLE X           THE ADMINISTRATIVE AGENT; ISSUING BANKS......................................................80
                    10.1     Appointment and Authorization.......................................................80
                    10.2     Delegation of Duties................................................................80
                    10.3     Liability of Administrative Agent...................................................80
                    10.4     Reliance by Administrative Agent....................................................81
                    10.5     Notice of Default...................................................................81
                    10.6     Credit Decision.....................................................................82
                    10.7     Indemnification.....................................................................82
                    10.8     Agents in Individual Capacity.......................................................83
                    10.9     Successor Administrative Agent......................................................83
                    10.10    Withholding Tax.....................................................................84

ARTICLE XI          MISCELLANEOUS................................................................................85
                    11.1     Amendments and Waivers..............................................................85
                    11.2     Notices.............................................................................86
                    11.3     No Waiver; Cumulative Remedies......................................................87
                    11.4     Expenses............................................................................87
                    11.5     Indemnity; Damage Waiver............................................................87
                    11.6     Payments Set Aside..................................................................88
                    11.7     Successors and Assigns..............................................................89
                    11.8     Assignments, Participations, etc....................................................89
                    11.9     Designated Bidders..................................................................91
                    11.10    Confidentiality.....................................................................91
                    11.11    Set-off.............................................................................91
                    11.12    Intentionally Omitted...............................................................92

                    11.13    Notification of Addresses, Lending Offices, Etc.....................................92
                    11.14    Counterparts........................................................................92
                    11.15    Severability........................................................................92
                    11.16    No Third Parties Benefited..........................................................92
                    11.17    Governing Law and Jurisdiction......................................................92
                    11.18    Waiver of Jury Trial................................................................93
                    11.19    Entire Agreement....................................................................93

SCHEDULES

    Schedule 2.1      Commitments and Pro Rata Shares
    Schedule 5.1      Qualification as a Foreign Corporation
    Schedule 6.5      Litigation
    Schedule 6.13     Expected Material Adverse Effects
    Schedule 6.14     Environmental Matters
    Schedule 6.17     Subsidiaries
    Schedule 11.2     Lending Offices; Addresses for Notices


EXHIBITS

    Exhibit A                 Form of Notice of Borrowing
    Exhibit B                 Form of Notice of Conversion/Continuation
    Exhibit C                 Form of Compliance Certificate
    Exhibit D-1               Form of Legal Opinion of Company's Counsel
    Exhibit D-2               Form of Legal Opinion of Company's General Counsel
    Exhibit D-3               Form of Legal Opinion of PDVSA Counsel
    Exhibit E                 Form of Assignment and Acceptance
    Exhibit F-1               Form of Committed Loan Note
    Exhibit F-2               Form of Bid Loan Note
    Exhibit G                 Form of Invitation for Competitive Bids
    Exhibit H                 Form of Competitive Bid Request
    Exhibit I                 Form of Competitive Bid
    Exhibit J                 Form of Designation Agreement
    Exhibit K                 [Reserved]
    Exhibit L                 Form of Confidentiality Agreement

                                  $400,000,000
                                CREDIT AGREEMENT


         This $400,000,000 CREDIT AGREEMENT is entered into as of May 13, 1998, among CITGO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks"; individually, a "Bank"), Royal Bank of Canada and The Bank of New York, as syndication agents (each a "Syndication Agent" and collectively, the "Syndication Agents") and Bank of America National Trust and Savings Association, as Administrative Agent and Bid Agent for the Banks.

         WHEREAS, the Banks have agreed to make available to the Company a revolving credit facility with a letter of credit subfacility upon the terms and conditions set forth in this Agreement; and

         WHEREAS, the parties hereto are entering into a separate credit agreement of even date herewith which provides for revolving loans with an initial term of 364-days which may, on the conditions set forth therein, convert to term loans (the "$150,000,000 Credit Agreement");

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         I.1 Certain Defined Terms. The following terms have the following meanings:

                  "$150,000,000 Credit Agreement" is defined in the second recital.

                  "Absolute Rate" has the meaning specified in Section 2.7(c).

                  "Administrative Agent" means BofA in its capacity as administrative agent for the Banks hereunder, and any successor administrative agent arising under Section 10.9.

                  "Administrative Agent's Payment Office" means the address for payments set forth in Schedule 11.2 in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

                  "Affected Bank" means any Bank claiming compensation under
         Section 4.1 or Section 4.3 and any Bank which has determined that it is unlawful to maintain Offshore Rate Loans pursuant to Section 4.2.

                  "Affiliate" means, as to any Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or (b) in the case of the Company or any Subsidiary, any Person who is a director or officer of such Person or of any Person described in the foregoing clause (a). For purposes of this definition, "control" (and with correlative meaning "controlled" and "under common control") of a Person shall mean (i) the power, direct or indirect, (A) to vote 50% or more of the securities having ordinary voting power for the election of directors of such Person or (B) to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise or (ii) the ownership, direct or indirect, of 10% or more of any class of Voting Stock of such Person (if such class of Voting Stock is publicly held).

                  "Agent-Related Persons" means BofA and any successor administrative agent arising under Section 10.9, each Syndication Agent, the Issuing Banks and the Bid Agent, together with their respective Affiliates (including, in the case of BofA, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "Agreement" means this Credit Agreement.

                  "Applicable Facility Fee Rate" means, with respect to each Bank, for any Calculation Date (as defined below) on which the Capitalization Ratio is as described in a particular category below, the percentage per annum set forth below opposite such category:


                                                                 Percentage Per
             Capitalization Ratio                                     Annum
             --------------------                                     -----

Less than 35%                                                         .1000%

Equal to or greater than 35% but less than 40%
                                                                      .1250%

Equal to or greater than 40% but less than 50%
                                                                      .1500%

Equal to or greater than 50% but less than 55%
                                                                      .1750%

Equal to or greater than 55%                                          .2500%

         The Applicable Facility Fee Rate for a particular Fiscal Quarter (the "Relevant Quarter") (a) shall become effective on the first day of the Relevant Quarter, (b) shall remain constant throughout all of the Relevant Quarter and (c) shall be determined on the basis of the Capitalization Ratio calculated as of the last day of the second Fiscal Quarter preceding the Relevant Quarter (each such date, a "Calculation Date").

                  "Applicable Law" with respect to any Person or matter means any law, rule, regulation, judgment, order, decree or other requirement having the force of law relating to such Person or matter and, where applicable, any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

                  "Applicable Margin" means

                           (i)      with respect to Base Rate Loans, 0%;

                           (ii) with respect to CD Rate Loans, for any Calculation Date that the Capitalization Ratio is as described in a particular category below, the margin, expressed as a percentage per annum, set forth below opposite such category:

                                                               Percentage Per
                   Capitalization Ratio                           Annum
                   --------------------                           -----

Less than 35%                                                     .3250%

Equal to or greater than 35% but less than 40%                    .3750%

Equal to or greater than 40% but less than 50%                    .4000%

Equal to or greater than 50% but less than 55%                    .5250%

Equal to or greater than 55%                                      .6250%

                           (iii) with respect to Offshore Rate Loans, for any Calculation Date that the Capitalization Ratio is as described in a particular category below, the margin, expressed as a percentage per annum, set forth below opposite such category:

                                                               Percentage Per
                   Capitalization Ratio                              Annum
                   --------------------                              -----

Less than 35%                                                       .2000%

Equal to or greater than 35% but less than 40%                      .2500%

Equal to or greater than 40% but less than 50%                      .2750%

Equal to or greater than 50% but less than 55%                      .4000%

Equal to or greater than 55%                                        .5000%

         The margins applicable to the Relevant Quarter (as defined above in the definition of "Applicable Facility Fee Rate") (i) shall become effective on the first day of the Relevant Quarter for all new and existing Loans, (ii) shall remain constant throughout all of the Relevant Quarter and (iii) shall be determined on the basis of the Capitalization Ratio calculated as of the Calculation Date.

                  "Arranger" means BancAmerica Robertson Stephens.

                  "Assignee" has the meaning specified in subsection 11.8(a).

                  "Assignment and Acceptance" has the meaning specified in
         Section 11.8(a).

                  "Attorney Costs" means and includes (a) with respect to the negotiation, syndication, preparation, execution and delivery of this Agreement and each other Loan Document and any modifications or waivers related thereto, all reasonable fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel to the extent that the services performed by internal counsel do not duplicate services performed by external counsel; provided that invoices for such fees and disbursements shall be rendered in reasonable detail; and (b) with respect to each particular matter regarding enforcement or protection of the rights of any Bank, the Administrative Agent or Bid Agent in connection with enforcement or protection of its rights pursuant to this Agreement, all reasonable fees and disbursements of any law firm or other external counsel (including, if such Person has not elected to use outside counsel for such particular matter or if the Company shall have consented, the allocated cost of internal legal services and all disbursements of internal legal counsel for such matter).

                  "Authorized Signatory" means any Responsible Officer or any other person authorized by a Responsible Officer in compliance with resolutions of the Board of Directors of the Company to sign Notices of Borrowing, Notices of Conversion/Continuation and

         Competitive Bid Requests and other documents (except for Loan Documents) related to and required for any Borrowing or the Issuance of a Letter of Credit and whose signatures and incumbency have been certified to the Administrative Agent and each other Bank pursuant to clause (B) or clause (C) of subsection 5.1.(a)(ii), or in a certificate delivered to the Administrative Agent replacing or amending such certificate. Each Bank may conclusively rely on each such certificate until it shall have received a copy of a certificate of a Responsible Officer amending, canceling or replacing such certificate.

                  "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include BofA, including in its capacity as an Issuing Bank and shall also include any other Bank acting in its capacity as Issuing Bank; for purposes of clarification only, to the extent that BofA or another Bank may have any rights or obligations in addition to those of the Banks due to its status as an Issuing Bank, its status as such will be specifically referenced.

                  "Bank Confidentiality Agreement" has the meaning specified in
         Section 11.10.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101, et seq.).

                  "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BofA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BofA based upon various factors including BofA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BofA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "Base Rate Loan" means a Committed Loan or a Letter of Credit Advance that bears interest based on the Base Rate.

                  "Bid Agent" means BofA or any successor in such capacity.

                  "Bid Borrowing" means a Borrowing hereunder consisting of one or more Bid Loans made to the Company on the same day by one or more Banks or Designated Bidders.

                  "Bid Loan" means a Loan by a Bank or a Designated Bidder to the Company under Section 2.6.

                  "Bid Loan Bank" means, in respect of any Bid Loan, the Bank or a Designated Bidder making such Bid Loan to the Company.

                  "Bid Loan Note" means a note substantially in the form of Exhibit F-2 and delivered to a Bank pursuant to Section 2.2.

                  "BofA" means Bank of America National Trust and Savings Association, a national banking association.

                  "Borrowing" means a borrowing hereunder consisting of either Bid Loans or Committed Loans of the same Type made to the Company on the same day by the Banks (or, in the case of Bid Borrowings, Bid Loan Banks) under Article II, and, other than in the case of Base Rate Loans, having the same Interest Period. A Borrowing may be a Committed Borrowing or a Bid Borrowing.

                  "Borrowing Date" means any date on which a Borrowing occurs under Section 2.3 or Section 2.7.

                  "Business Day" means (a) in the case of a Business Day which relates to fees, a day on which the Administrative Agent is open at its address specified in or pursuant to the provisions of Section 11.2 for the purpose of conducting a commercial banking business, (b) in the case of a Business Day which relates to an Offshore Rate Loan, a day on which the requirements of clause (a) of this definition are met, and, in addition, dealings are carried on in the interbank eurodollar market and banks are open for business in London, (c) in the case of a Business Day which relates to a Letter of Credit, a day on which the relevant Issuing Bank and the Administrative Agent are each open at their respective addresses specified in or pursuant to
         Section 11.2 for the purpose of conducting a commercial banking business, and (d) in the case of Bid Loans, Base Rate Loans and CD Rate Loans, a day on which the requirements of clause (a) of this definition are met and, in addition, banks are open for business in New York.

                  "Calculation Date" is defined in the last paragraph of the definition of "Applicable Facility Fee Rate."

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "Capitalization" means, at any time, an amount equal to the sum of:

                           (a) Indebtedness of the Company and its Restricted Subsidiaries;

         plus

                           (b)  Net Worth.

                  "Capitalization Ratio" means, at the end of any Fiscal Quarter of the Company, the ratio of Indebtedness of the Company and its Restricted Subsidiaries to Capitalization; provided, however, there shall be excluded from Indebtedness an amount equal to (a) the Indebtedness of each Restricted Subsidiary that is not a Wholly-Owned Subsidiary and whose Indebtedness is not guaranteed by the Company or any Wholly-Owned Subsidiary multiplied by (b) a fraction, the denominator of which is the number of shares of outstanding capital stock of such Restricted Subsidiary and the numerator of which is the number of shares of capital stock of such Restricted Subsidiary not held by the Company or another Restricted Subsidiary.

                  "CARCO" means CITCO Asphalt Refining Company, a New Jersey general partnership.

                  "Cash Collateral Account" is defined in Section 3.8.

                  "CD Rate" means, for any Interest Period with respect to CD Rate Loans comprising part of the same Borrowing, the rate of interest (rounded upward to the next 1/100th of 1%) determined as follows:

                  CD Rate =     Certificate of Deposit Rate  + Assessment Rate
                                ---------------------------
                                1.00   -   Reserve Percentage

                  Where:

                           "Assessment Rate" means, for any day of such
                  Interest Period, the rate determined by the Administrative Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank
                  Insurance Fund that is classified as well capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12
                  C.F.R. Section 327.4) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the minimum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular
                  Bank) for insuring time deposits at offices of such banks in the United States.

                           "Certificate of Deposit Rate" means the rate of
                  interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates notified to the Administrative Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Administrative Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Administrative Agent on the first day of such Interest Period.

                           "Reserve Percentage" means, for any day of such
                  Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Administrative Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the FRB for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

                  The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

                  "CD Rate Loan" means a Committed Loan that bears interest based on the CD Rate.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.).

                  "Change of Control" means any condition or occurrence such that less than 50% of the Voting Stock of any class of the Company shall be owned, directly or indirectly, by PDVSA.

                  "CIC" means CITGO Investment Company, a Delaware corporation.

                  "Cit-Con" means Cit-Con Oil Corporation, a Delaware corporation.

                  "CIVESCO" means CITGO Venezuela Supply Company, a Delaware corporation.

                  "Closing Date" means the date on which all conditions precedent set forth in Section 5.1 with respect to the obligation of each Bank to make its initial Credit Extension are satisfied or waived by all Banks (or, in the case of subsection 5.1(f), waived by the Person entitled to receive such payment).

                  "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

                  "Commitment", as to each Bank, has the meaning specified in
         Section 2.1.

                  "Committed Borrowing" means a Borrowing hereunder consisting of Committed Loans of the same Type made to the Company on the same day by the Banks ratably according to their respective Pro Rata Shares and, other than in the case of Base Rate Loans, having the same Interest Periods.

                  "Committed Loan" has the meaning specified in Section 2.1, and may be an Offshore Rate Loan, a CD Rate Loan or a Base Rate Loan (each, a "Type" of Committed Loan).

                  "Committed Loan Note" means a note substantially in the form of Exhibit F-1 and delivered to a Bank pursuant to Section 2.2.

                  "Company" has the meaning specified in the introductory clause hereto.

                  "Competitive Bid" means an offer by a Bank or a Designated Bidder to make a Bid Loan in accordance with Section 2.7(c).

                  "Competitive Bid Request" has the meaning specified in
         Section 2.7(a).

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

                  "Computation Period" shall mean, when used in the Compliance Certificate or in Section 8.2(b) with reference to the calculation as of the last day of the Fiscal Quarter, the four consecutive Fiscal Quarters ending on such day.

                  "Confidentiality Agreement" means that certain letter agreement dated March 5, 1998 between the Company and BofA.

                  "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any written agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument or document to which such Person is a party or by which it or any of its property is bound.

                  "Conversion/Continuation Date" means any date on which, under
         Section 2.4, the Company (a) converts Committed Loans of one Type to another Type, or (b) continues as Committed Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "Corpus Christi Refinery West Plant Lease" means that certain Sublease Agreement dated as of March 31, 1987 between Champlin Petroleum Company (now known as Union Pacific Resources Company), as the Sublessor, and Champlin Refining Company (now known as CRCCLP), as the Sublessee.

                  "CPIC" means CITGO Pipeline Investment Company, a Delaware corporation.

                  "CRCCLP" means CITGO Refining and Chemicals Company, L.P., a Delaware limited partnership, formerly known as CITGO Refining and Chemicals, Inc., the partners in which are CIC and the Company.

                  "CRCCLP Crude Supply Agreement" means that certain Crude Oil and Feedstock Supply Agreement, dated as of March 31, 1987, by and between CRCCLP and Petroleos.

                  "Credit Extension" means and includes (a) the making of any Committed Loans and Bid Loans hereunder and (b) the Issuance of any Letters of Credit hereunder.

                  "Crude Supply Agreement" means that certain Crude Supply Agreement, dated as of September 30, 1986, by and between the Company and Petroleos.

                  "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "Default Rate" means that rate of interest set forth in subsection 2.12(c) as applicable to amounts outstanding after such amounts are due and payable.

                  "Designated Bidder" means an Affiliate of a Bank that is an entity described in clause (a) or (b) of the definition of "Eligible Assignee" and that has become a party hereto pursuant to Section 11.9.

                  "Designation Agreement" means an agreement substantially in the form of Exhibit J.

                  "Disposition" has the meaning set forth in Section
         8.2(b)(iv).

                  "Dollars", "dollars" and "$" each mean lawful money of the United States.

                  "EBITDA" means, for any period, an amount equal to the sum of:

                  (a) Net Income of the Company and its Restricted Subsidiaries for such period; plus (b) the aggregate amount of Interest Expense of the Company and its Restricted Subsidiaries that was deducted for such period in determining Net Income for such entities; plus (c) the aggregate amount which was deducted in respect of Federal, state and local income taxes of the Company and its Restricted Subsidiaries for such period in determining Net Income for such entities, plus (d) the aggregate amount which was deducted in respect of depreciation and amortization in determining Net Income for such entities for such period.

                  "Effective Amount" means, without duplication, (a) with respect to any Committed Loans and Bid Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Committed Loans and Bid Loans occurring on such date and (b) with respect to any outstanding Letter of Credit Obligations on any date, the amount of such Letter of Credit Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements of drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000 at the time any assignment is made pursuant to Section 11.8; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 at the time any assignment is made pursuant to Section 11.8, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; provided, however, no Eligible Assignee shall be a Person who is an Affiliate of any Person in the petroleum or petroleum products industry, except with the consent of the Company.

                  "Environmental Laws" means all federal, state or local laws, statutes, rules, regulations, ordinances and codes, together with all administrative orders, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

                  "Eurodollar Reserve Percentage" has the meaning specified in the definition of "Offshore Rate".

                  "Event of Default" means any of the events or circumstances specified in Section 9.1.

                  "Excluded Taxes" means, in the case of each Bank and the Administrative Agent, such taxes (including income taxes or franchise taxes), which are imposed on or measured by such Bank's or the Administrative Agent's net income by the United States or its political subdivisions or the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Administrative Agent, as the case may be, is organized or maintains a lending office.

                  "Exemption Agreement" has the meaning specified in Section
         4.1.

                  "Exemption Representation" has the meaning specified in
         Section 4.1.

                  "Existing Revolving Credit Agreement" means the Second Amended and Restated Senior Revolving Credit Facility Agreement dated as of July 31, 1992 (as amended) among the Company, various banks and other financial institutions from time to time party thereto (the "Existing Revolving Facility Banks"), BofA as successor agent for the Existing Revolving Facility Banks, Royal Bank of Canada as senior co-agent for the Existing Revolving Facility Banks and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association) and Credit Lyonnais New York Branch as co-agents for the Existing Revolving Facility Banks.

                  "Existing Revolving Facility Banks" is defined in the definition of Existing Revolving Credit Agreement.

                  "Facility Fee" has the meaning specified in Section 2.14(b).

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

                  "Fee Letter" has the meaning specified in subsection 2.14(a).

                  "Fiscal Quarter" means each fiscal quarter of the Company and its Subsidiaries.

                  "Fiscal Year" means each fiscal year of the Company and its Subsidiaries.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "Fronting Fee" has the meaning set forth in Section 3.7(b).

                  "GAAP" means, as of any date, the generally accepted accounting principles set forth from time to time in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which (except as otherwise provided in Section 1.3) are applicable to the circumstances as of such date and have been adopted by the Company in compliance with such opinions, statements and pronouncements.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Hazardous Materials" means materials defined as "hazardous substances," "hazardous waste" or "hazardous constituents" or any similar term in (a) CERCLA, (b) RCRA, or (c) any other Federal, state or local environmental law or regulation.

                  "Honor Date" has the meaning specified in Section 3.3(b).

                  "Impermissible Qualification" means, relative to any opinion by independent public accountants as to any financial statement of the Company or any of its Subsidiaries or of the Company and any of its Subsidiaries, any qualification or exception to such opinion:

                           (a) which is of a "going concern" or a similar nature;

                           (b)   which relates to the limited scope of
                  examination of matters relevant to such financial statement (other than scope limitations included in the standard form of opinion utilized by such accountants); or

                           (c)   which relates to the treatment or
                  classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Company to be in default of any of its obligations under
                  Section 8.2;

         provided, that a qualification to any such opinion rendered in connection with any consolidated financial statements of the Company and its Restricted Subsidiaries to the effect that such financial statement has not been prepared in conformity with GAAP to the extent GAAP requires consolidating Unrestricted Subsidiaries, shall not be an Impermissible Qualification.

                  "Indebtedness" with respect to any Person means, without duplication, (a) all interest-bearing obligations (including therein debt instruments issued at a discount from face value) of such Person, including, to the extent the same are interest-bearing, (i) all indebtedness for borrowed money of such Person or for the deferred purchase price of property acquired by, or services rendered to, such Person, (ii) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to any property acquired by such Person, (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any Lien upon or in any property owned by such Person whether or not such Person has assumed or become liable for the payment of such indebtedness for borrowed money; and (iv) at all times such liability is interest bearing, any finally assessed withdrawal liability of such Person or a commonly enrolled entity to a Multiemployer Plan; (b) the present value determined in accordance with GAAP of all obligations of such Person under leases which shall have been or should be recorded as capitalized leases in accordance with GAAP; (c) indebtedness arising under acceptance facilities, any surety bond as to which such Person is liable for reimbursement and the undrawn maximum face amount of all outstanding letters of credit issued for the account of such Person (except to the extent such letters of credit are issued to secure the payment by such Person of obligations for Indebtedness otherwise included herein) and, without duplication, the outstanding amount of all drafts drawn thereunder; and (d) to the extent not included in clauses (a) through (c) above, all direct or indirect guarantees by such Person of indebtedness described in this definition of any other Person; provided, that, for purposes of this definition, trade payables incurred within the ordinary course of business and payable within 90 days of the incurrence thereof shall not be included as Indebtedness.

                  "Indemnified Liabilities" has the meaning specified in Section 11.5.

                  "Indemnitee" has the meaning specified in Section 11.5.

                  "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "Interest Expense" means, without duplication, for any period, the sum of:

                           (i) aggregate interest expense of the Company and its Restricted Subsidiaries for such period, as determined in accordance with GAAP and in any event including, without duplication, all commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptances and net costs under Swap Contracts and the portion of any obligation under capitalized leases allocable to interest expense;

         plus

                           (ii) interest expense of the Company and its Restricted Subsidiaries capitalized during such period;

         minus

                           (iii) amortization of capitalized interest expense of the Company and its Restricted Subsidiaries for such period.

                  "Interest Payment Date" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a CD Rate Loan or Offshore Rate Loan (including any Bid Loans of such Types) exceeds 90 days or three months, respectively, the date that falls 90 days or three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "Interest Period" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date seven or fourteen days or one, two, three or six months thereafter as selected by the Company in its

         Notice of Borrowing or Notice of Conversion/Continuation; (b) as to any CD Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a CD Rate Loan, and ending 30, 60, 90 or 180 days thereafter, as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation and (c) as to any Bid Loan, the period commencing on the Borrowing Date of such Loan and ending on a date no less than 1 and no more than 180 days thereafter, as selected by the Company in its Competitive Bid Request;

         provided that:

                           (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii)    any Interest Period pertaining to an
                  Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend beyond the Stated Termination Date.

                  "Invitation for Competitive Bids" means a solicitation for Competitive Bids, substantially in the form of Exhibit G.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "Issuance Date" has the meaning specified in subsection
         3.1(a).

                  "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

                  "Issuing Bank" means any of BofA or any other Bank which agrees to Issue a Letter of Credit, in their capacity as issuer of one or more Letters of Credit hereunder, together with any successor to any of the foregoing in its capacity as letter of credit issuer pursuant to Section 11.8 and any replacement letter of credit issuer.

                  "Key Contracts" means the Crude Supply Agreement, the Supplemental Crude Supply Agreement and the CRCCLP Crude Supply Agreement.

                  "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on Schedule 11.2, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent in writing.

                  "Letter of Credit" means any letter of credit Issued by an Issuing Bank pursuant to Article III.

                  "Letter of Credit Advance" means each Bank's participation in any Letter of Credit Borrowing in accordance with its Pro Rata Share funded pursuant to Section 3.3(d).

                  "Letter of Credit Application" and "Letter of Credit Amendment Application" means an application form for Issuance of, and for amendment of, Letters of Credit as shall at any time be in use at the relevant Issuing Bank, as such Issuing Bank shall request.

                  "Letter of Credit Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed by the Company on the date when made in accordance with subsection 3.3(b) nor converted into a Borrowing of Committed Loans under subsection 3.3(c).

                  "Letter of Credit Commitment" means the commitment of an Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $200,000,000; provided that the Letter of Credit Commitment is a part of the Total Commitment, rather than a separate, independent commitment.

                  "Letter of Credit Obligations" means, without duplication, at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) all outstanding Letter of Credit Borrowings.

                  "Letter of Credit-Related Documents" means Letter of Credit Applications and Letter of Credit Amendment Applications that have been executed by the Company pursuant to the Issuance of any Letter of Credit.

                  "Lien" means, with respect to any property, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or other), charge, easement, encumbrance, preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property

         (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

                  "Loan" means an extension of credit by a Bank to the Company under Article II or pursuant to subsection 3.3(c), and may be a Base Rate Loan, CD Rate Loan or an Offshore Rate Loan (each, a "Type" of
         Loan), and includes any Committed Loan or Bid Loan.

                  "Loan Documents" means this Agreement, any Notes, the Fee Letter and the Letter of Credit-Related Documents.

                  "Majority Banks" means at any time Banks having at least 66-2/3% of the Commitments, or if the Commitments have been terminated, Banks then holding at least 66-2/3% of the then aggregate unpaid principal amount of the Loans and the Letter of Credit Obligations. For purposes of this definition, each Bank shall be deemed to hold all outstanding Bid Loans of such Bank's Designated Bidder.

                  "Margin Stock" means "margin stock" as such term is defined in Regulation G, T, U or X of the FRB.

                  "Material Acquisition" means any acquisition where either the purchase price or the book value of the assets acquired equals or exceeds the greater of (a) $250,000,000 and (b) 5% of Capitalization.

                  "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding) and after taking into account insurance coverage and effective indemnification with respect to such occurrence, a materially adverse effect on a consolidated basis for the Company and its Subsidiaries in accordance with GAAP, on:

                           (a) the consolidated financial condition, business, operations or properties of the Company and its Subsidiaries; or

                           (b) the ability of the Company to perform any of its payment or other material obligations under this Agreement or under any other Loan Document.

                  "Material Term" means:

                           (a) any provision of the Supplemental Crude Supply Agreement;

                           (b)      any provision of Section 2.10, 2.11, 3.1,
                  3.2 or 4.3 of the Crude Supply Agreement, as in effect on the date hereof;

                           (c) any provision of the Crude Supply Agreement or the CRCCLP Crude Supply Agreement, the proposed amendment, modification or waiver of which, directly or indirectly, would materially and adversely affect the price the Company or any other Restricted Subsidiary shall pay thereunder for oil and naphtha;

                           (d)      (i)   any provision of Section 2.1(b)(i) of
                  the Crude Supply Agreement, as in effect on the date hereof, the proposed amendment, modification or waiver of which, directly or indirectly, would reduce the "Base Volume" (as defined in the Crude Supply Agreement, as in effect on the date hereof) Petroleos shall be required to sell, and the Company shall be required or entitled to purchase, pursuant to such section;

                                    (ii)  any provision of Section 2.1(b)(ii) of
                  the Crude Supply Agreement, as in effect on the date hereof, the proposed amendment, modification or waiver of which, directly or indirectly, would impair the Company's right to nominate "Incremental Volumes" (as defined in the Crude
                  Supply Agreement, as in effect on the date hereof) pursuant to such section; and

                                    (iii) any provision of Section 2.1(b)(iii)
                  of the Crude Supply Agreement, as in effect on the date hereof, the proposed amendment, modification or waiver of which, directly or indirectly, would reasonably be expected to have a Material Adverse Effect; and

                           (e) any provision of Section 2.1(a), 2.10, 2.11, 3.1, 3.2 or 5.3 of the CRCCLP Crude Supply Agreement, as in effect on the date hereof.

                  "Multiemployer Plan" means any "multiemployer plan" (as that term is defined under section 3(37) of ERISA) under which the Company or any Related Person has contributed or with respect to which the Company or such Related Person may have any liability.

                  "Net Income" means, for any period,

                           (a) the gross revenues of the Company and its Restricted Subsidiaries for such period;

         reduced by

                           (b) the sum (without duplication) of the following items for such period (to the extent, except in the case of clause (i), included in gross revenues for such period):

                                    (i)    operating and non-operating expenses
                           of the Company and its Restricted Subsidiaries according to GAAP (including current and deferred taxes on income, provision for taxes on unremitted foreign earnings included in such gross revenues and current additions to reserves but excluding the lower of cost or market inventory write-downs and write-ups of current assets);

                                    (ii)   all material gains (net of expense
                           and taxes applicable thereto) arising from the Disposition of capital assets (i.e., assets other than current assets);

                                    (iii)  all gains arising from the write-up
                           of assets (other than the write-up of current assets as a result of the lower of cost or market adjustments to inventory);

                                    (iv)   all equity of the Company or any
                           Restricted Subsidiary in the unremitted earnings of any Person in which the Company has a minority interest;

                                    (v)    all earnings of each Person acquired
                           by the Company or any Restricted Subsidiary through purchase, merger, consolidation or otherwise for any year prior to the year of acquisition;

                                    (vi)   all deferred credits representing the
                           excess of equity in any Restricted Subsidiary at the date of acquisition thereof over the cost of the investment in such Restricted Subsidiary; and

                                    (vii)  the aggregate amount of dividends
                           paid by all Unrestricted Subsidiaries to the Company or any Restricted Subsidiary during such period.

                  "Net Worth" means, for any date, the sum of capital stock, additional paid-in capital and retained earnings (minus accumulated deficits) of the Company and its Restricted Subsidiaries, all as shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date.

                  "Note" means a Committed Loan Note or Bid Loan Note executed by the Company in favor of a Bank or Designated Bidder and "Notes" means all Committed Loan Notes and all Bid Loan Notes issued by the Company.

                  "Notice of Borrowing" means a notice in substantially the form of Exhibit A signed by any Authorized Signatory.

                  "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B signed by any Authorized Signatory.

                  "Obligations" means at any time all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document then owing by the Company to any Bank (including in its capacity as Issuing Bank) or to the Administrative Agent.

                  "Offshore Rate" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Administrative Agent as follows:

         Offshore Rate =                       LIBOR
                               -------------------------------------
                               1.00 - Eurodollar Reserve Percentage

         Where,

                           "Eurodollar Reserve Percentage" means for any day
                  for any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Bank) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means (a) relative to any Interest Period
                  for Offshore Rate Loans, the rate of interest per annum equal to the average of the offered quotations appearing on Dow Jones Market Service (formerly Telerate) Page 3750 (or if such page shall not be available, any successor or similar service as may be selected by the Administrative Agent and the Company) as of 11:00 a.m., London, England time (or as soon thereafter as practicable), two Business Days prior to the beginning of such Interest Period, or (b) if none of such page 3750 nor any successor or similar service is available, relative to any Interest Period for Offshore Rate Loans, the rate of interest per annum determined by the Administrative Agent to be the arithmetic mean (rounded upward to the next 0.01%) of the rates of interest per annum at which dollar deposits in the approximate amount of the amount of the Loan to be made or continued as, or converted into, an Offshore Rate Loan by the Administrative Agent and having a maturity comparable to such Interest Period are offered in immediately available funds to the Administrative Agent in the London interbank market at its request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                           The Offshore Rate shall be adjusted automatically as
                  to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Offshore Rate Loan" means a Loan that bears interest based on the Offshore Rate that is a rate determined by reference to LIBOR.

                  "Operational Term" shall mean any provision of the Crude Supply Agreement or the CRCCLP Crude Supply Agreement concerning the day-to-day performance of such agreement, including those provisions customarily waived or modified on a temporary basis in the ordinary course of business or pursuant to industry custom or practice, and which is not a Material Term.

                  "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws and any certificate of designation or other instrument relating to the rights of preferred shareholders of such corporation.

                  "Participant" has the meaning specified in subsection 11.8(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PDVAI" means PDV America, Inc., a Delaware corporation. On the Closing Date, PDVAI holds all the issued and outstanding stock of the Company.

                  "PDVSA" means Petroleos de Venezuela, S.A., a Venezuelan corporation.

                  "Permitted Liens" has the meaning specified in subsection 8.1(a).

                  "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

                  "Petroleos" means PDVSA Petroleos y Gas, S.A., a Venezuelan corporation.

                  "Plan" means any plan described in section 4021(a) of ERISA and not excluded pursuant to section 4021(b) thereof, under which the Company or any Related Person to the

         Company has contributed or with respect to which the Company or such Related Person is liable.

                  "Principal Properties" means (a) the Company's refinery located at Lake Charles, Louisiana, and (b) CRCCLP's refinery located at Corpus Christi, Texas.

                  "Principal Subsidiary" means Cit-Con, CARCO, CPIC, CRCCLP, CIC, CIVESCO or any other Subsidiary whose assets have an aggregate book value exceeding $100,000,000.

                  "Private Placement Agreement" means that certain Note Purchase Agreement dated as of November 1, 1991 among the Company and each of the purchasers named therein relating to the Company's issuance, and such purchasers' purchase, of the Private Placement Notes.

                  "Private Placement Notes" means the senior notes issued by the Company pursuant to the Private Placement Agreement, consisting of an issue of $75,000,000 aggregate principal amount of the Company's 8.75% Guaranteed Series A Senior Notes due 1998, an issue of $200,000,000 aggregate principal amount of the Company's 9.03% Guaranteed Series B Senior Notes due 2001, and an issue of $125,000,000 aggregate principal amount of the Company's 9.30% Guaranteed Series C Senior Notes due 2006.

                  "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the Total Commitment of all Banks.

                  "RCRA" means the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.)

                  "Receivable" of the Company or CRCCLP means, as at any date of determination thereof, the unpaid principal portion of the obligation, as stated on the respective invoice, of any customer of the Company or CRCCLP to pay money to the Company or CRCCLP in respect of any services performed by the Company or CRCCLP or inventory purchased from the Company or CRCCLP net of all credits, rebates and offsets owed to such customer by the Company or CRCCLP and also net of all commissions payable by the Company or CRCCLP to third parties (and for purposes hereof, a credit or rebate paid by check or draft of the Company or CRCCLP shall be deemed to be outstanding until such check or draft shall have been debited to the respective account of the Company or CRCCLP on which such check or draft was drawn).

                  "Receivables Purchase Facility" means, as to the Company or CRCCLP any facility providing for the sale, transfer, conveyance, lease or assignment, with or without recourse, of the Receivables of such Person.

                  "Recipient" has the meaning specified in Section 4.1.

                  "Register" has the meaning specified in Section 11.8(d).

                  "Related Person" with respect to any Person means any other Person which, together with such Person, is under common control as described in section 414 of the Code.

                  "Reportable Event" means, any of the events set forth in
         Section 4043(b) of ERISA or the regulations thereunder.

                  "Requirement of Law" means, as to any Person, any law, treaty, rule, regulation, judgment or order of a Governmental Authority or other requirement having the force of law, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject and any interpretation thereof by any Person having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

                  "Responsible Officer" means the President, the Chief Financial Officer, the Treasurer, the Controller or any Assistant Treasurer of the Company the signatures of whom, in each case, have been certified to the Administrative Agent and each other Bank pursuant to clause (B) of subsection 5.1(a)(ii), or in a certificate delivered to the Administrative Agent replacing or amending such certificate. Each Bank may conclusively rely on the each certificate so delivered until it shall have received a copy of a certificate from the Secretary or an Assistant Secretary of the Company amending, canceling or replacing such certificate.

                  "Restricted Subsidiary" means any Subsidiary other than (i) any Unrestricted Subsidiary and (ii) any Subsidiary any of whose Voting Stock or other equity interests (as appropriate) shall at the time be owned by one or more Unrestricted Subsidiaries. "Restricted Subsidiary" may include Subsidiaries which were formerly Unrestricted Subsidiaries but have been designated as Restricted Subsidiaries pursuant to the provisions of Section 8.4.

                  "Risk Participation Fee" means the fee payable pursuant to
         Section 3.7 of this Agreement.

                  "Sale Leaseback Transaction" means a transaction or series of transactions pursuant to which the Company or any Subsidiary shall sell or transfer to any Person (other than the Company or a Subsidiary) any Principal Property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or such Subsidiary shall rent or lease as lessee (other than pursuant to a Capital Lease), or similarly acquire the right to possession or use of, such Principal Property.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "Stated Termination Date" means the date that is five calendar years after the date of this Agreement.

                  "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the Voting Stock or other equity interests (in the case of Persons other than corporations), is, at the time, owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof; provided that Lake Charles Pipeline Company, a Delaware corporation, shall be deemed not to be a Subsidiary. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

                  "Supplemental Crude Supply Agreement" means that certain Supplemental Crude Supply Agreement, dated as of September 30, 1986, by and between the Company and Petroleos.

                  "Swap Contract" means any agreement (including any master agreement and any agreement, whether or not in writing, relating to any single transaction) that is an interest rate swap agreement, basis swap, forward rate agreement, commodity swap, commodity option, equity or equity index swap or option, bond option, interest rate option, forward foreign exchange agreement, rate cap, collar or floor agreement, currency swap agreement, cross-currency rate swap agreement, swaption, currency option or any other, similar agreement (including any option to enter into any of the foregoing).

                  "Syndication Agent" means each of Royal Bank of Canada and The Bank of New York and the successors of each in such capacity.

                  "Synthetic Lease" means a lease designed to have the characteristics of a loan for federal income tax purposes while obtaining operating lease treatment for financial accounting purposes.

                  "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by any taxing authority, excluding all Excluded Taxes.

                  "Termination Date" means the earlier to occur of:

                           (a)    the Stated Termination Date; and

                           (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

                  "Total Commitment" at the time any determination thereof is to be made means the sum of the then Commitments of the Banks.

                  "Trading Subsidiary" means any Wholly-Owned Restricted Subsidiary which, at the time of any determination thereof, is the assignee of the rights of the Company under the Crude Supply Agreement and/or the Supplemental Crude Supply Agreement. The Trading Subsidiary on the date hereof is CIVESCO.

                  "Type" has the meaning specified in the definition of "Loan."

                  "Unfunded Vested Liability" means, relative to any Plan, including any Multiemployer Plan, at any time, the excess (if any) of
         (a) the present value of all vested nonforfeitable benefits under such Plan or such Multiemployer Plan, as the case may be, over (b) the fair market value of all Plan assets or Multiemployer Plan assets, as the case may be, allocable to such benefits, all determined as of the then most recent valuation date for such Plan or such Multiemployer Plan, as the case may be, but only to the extent that such excess represents a potential liability of the Company to the PBGC, such Plan or such Multiemployer Plan under Title IV of ERISA.

                  "United States" and "U.S." each means the United States of America.

                  "Unrestricted Subsidiary" means any Subsidiary which is listed as such on Schedule 6.17 or which has hereafter been designated as an Unrestricted Subsidiary pursuant to the provisions of Section
         8.4. "Unrestricted Subsidiary" shall not include any former Unrestricted Subsidiary (whether or not listed as such on Schedule 6.17) which, at the time in question, is a duly designated Restricted Subsidiary pursuant to the provisions of Section 8.4.

                  "Voting Stock" means, with respect to any corporation, any class of shares of stock of such corporation having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency).

                  "Welfare Plan" means a "welfare plan" as such term is defined in section 3(1) of ERISA.

                  "Wholly-Owned" means, with respect to any Subsidiary that, except for directors' qualifying shares required by law, 100% of the capital stock of such Subsidiary of each class having ordinary voting power, and 100% of the capital stock of such Subsidiary of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

                  "Year 2000 Problem" means any significant risk that computer hardware or software used in the Company's or its Subsidiaries' businesses or operations will not, in the case of dates occurring or time periods ending after December 31, 1999, function at least as effectively as in the case of dates and time periods occurring prior to December 31, 1999.

         I.2 Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c)   (i)   The term "documents" includes any and all
         instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                        (ii) The term "including" is not limiting and means "including without limitation."

                        (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

                  (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

                  (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Administrative Agent merely because of the Administrative Agent's or Banks' involvement in their preparation.

         I.3 Accounting Principles. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied provided, that such determinations and computations with respect to financial covenants and ratios hereunder, shall be made, in accordance with GAAP as in effect on the date hereof.

                                   ARTICLE II

                                  THE CREDITS

         II.1 The Committed Credit. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Committed Loan") from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section 2.8 or as a result of one or more assignments under Section 11.8, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Committed Loans, the incurrence or repayment of any other Loans and the issuance and expiry of any Letters of Credit, without duplication, the Effective Amount of all outstanding Committed Loans and Bid Loans plus the Effective Amount of all Letter of Credit Obligations shall not at any time exceed the Total Commitment; and provided further, that (a) the Effective Amount of any Bank's Committed Loans plus (b) the participation of such Bank in the Effective Amount of all Letter of Credit Obligations, shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay under Section 2.9 and reborrow under this Section 2.1.

         II.2 Loan Accounts. (a) The Loans made by each Bank or Designated Bidder, the Letters of Credit issued by each Issuing Bank and the Letter of Credit Advances of each Bank in respect of a Letter of Credit Borrowing shall be evidenced by one or more loan accounts or records maintained by such Bank, Designated Bidder or Issuing Bank, as the case may be, in the ordinary course of its business. The loan accounts or records maintained by the Administrative Agent, each Issuing Bank and each Bank or Designated Bidder shall be rebuttable presumptive evidence of (i) the amount of the Loans made by the Banks and Designated Bidders to the Company and the interest and payments thereon and
(ii) the amount of each Letter of Credit issued by an Issuing Bank and the Letter of Credit Borrowings advanced by any Issuing Bank. To the extent not prohibited by law, any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit Obligations.

                  (b) Upon the request of any Bank or Designated Bidder made through the Administrative Agent, the Loans made by such Bank or Designated Bidder and the Letter of Credit Advances of any Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank or Designated Bidder shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it, the amount of each Letter of Credit Advance made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank or Designated Bidder is irrevocably authorized by the Company to endorse its Note(s) and each Bank's or Designated Bidder's record shall be rebuttable presumptive evidence of the items referred to in the preceding sentence; provided, however, to the extent not prohibited by law, that the failure of a Bank or Designated Bidder to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank or Designated Bidder.

         II.3     Procedure for Borrowings of Committed Loans.

                  (a       Notices of Borrowing. Each Borrowing consisting of
Committed Loans shall be made upon the Company's irrevocable notice delivered to the Administrative Agent (which notice must be received by the Administrative Agent prior to 10:00 a.m. (San Francisco time) (x) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; (y) two Business Days prior to the requested Borrowing Date, in the case of CD Rate Loans, and (z) on the requested Borrowing Date, in the case of Base Rate Loans. Each such notice given to the Administrative Agent (which shall promptly give notice thereof to each Bank), shall be by telecopier or by telephone (confirmed in writing promptly thereafter by the delivery of a Notice of Borrowing).
                  (b       Funding Mechanics.

                           (i   The Administrative Agent will promptly notify
         each Bank of its receipt of any Notice of Borrowing relating to Committed Loans and of the amount of such Bank's Pro Rata Share of that Borrowing.

                           (ii Each Bank will make the amount of its Pro Rata Share of each Committed Borrowing available to the Administrative Agent for the account of the Company at the Administrative Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of all such Loans will then be made available promptly to the Company by the Administrative Agent at such office by crediting the account of the Company on the books of the Administrative Agent (or elsewhere as the Company may from time to time instruct the Administrative Agent) not later than 11:30 a.m. (San Francisco time) on the Borrowing Date with the aggregate of the amounts made available to the Administrative Agent by the Banks and in like funds as received by the Administrative Agent.

                  (c       After giving effect to any Borrowing, there may not
be more than 10 different Interest Periods in effect in respect of Loans, including Committed Loans and Bid Loans.

         II.4     Conversion and Continuation Elections for Committed Loans.
(a) The Company may, upon irrevocable written notice to the Administrative Agent in accordance with subsection 2.4(b):

                           (i    elect, as of any Business Day, in the case of
         Base Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into Committed Loans of any other Type; or

                           (ii   elect, as of the last day of the applicable
         Interest Period, to continue any Committed Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $5,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of CD Rate Loans or Offshore Rate Loans in respect of any Committed Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $5,000,000, such CD Rate Loans or Offshore Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Company to continue such Committed Loans as, and convert such Committed Loans into, Offshore Rate Loans or CD Rate Loans, as the case may be, shall terminate.

                  (b       The Company shall deliver a Notice of Conversion to
be received by the Administrative Agent not later than 10:00 a.m. (San Francisco time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as Offshore Rate Loans; (ii) two Business Days in advance of the Conversion/Continuation Date, if the Committed Loans are to be converted into or continued as CD Rate Loans; and (iii) on the Conversion/Continuation Date, if the Committed Loans are to be converted into Base Rate Loans, specifying:

                           (A       the proposed Conversion/Continuation Date;

                           (B       the aggregate amount of Committed Loans to
                  be converted or renewed;

                           (C       the Type of Committed Loans resulting from
                  the proposed conversion or continuation; and

                           (D       other than in the case of conversions into
                  Base Rate Loans, the duration of the requested Interest
                  Period.

                  (c       If upon the expiration of any Interest Period
applicable to CD Rate Loans or Offshore Rate Loans, the Company has failed to select timely a new Interest Period to be applicable to such CD Rate Loans or Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, the Company shall be deemed to have elected to convert such CD Rate Loans or Offshore Rate Loans into Base Rate Loans, in each case, effective as of the expiration date of such Interest Period.

                  (d       The Administrative Agent will promptly notify each
Bank of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by the Company, the Administrative Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Committed Loans with respect to which the notice was given held by each Bank.

                  (e       Unless the Majority Banks otherwise agree, during the
existence of a Default or Event of Default, the Company may not elect to have a Committed Loan converted into or continued as an Offshore Rate Loan or a CD
Rate Loan.

                  (f       After giving effect to any conversion or continuation
of Committed Loans, there may not be more than ten different Interest Periods in effect.

         II.5     [Intentionally Omitted.]

         II.6 Bid Borrowings. In addition to Committed Borrowings pursuant to Section 2.3, each Bank severally agrees that the Company may, as set forth in Section 2.7, from time to time request the Banks prior to the Termination Date to submit offers to make Bid Loans to the Company; provided, however, that the Banks may, but shall have no obligation to, submit such offers and the Company may, but shall have no obligation to, accept any such offers, and any Bank may designate one Designated Bidder to make such offers from time to time and, if such offers are accepted by the Company, to make such Bid Loans; and provided, further, that (a) at no time shall the Effective Amount of all Bid Loans made by all Banks and Designated Bidders, plus the Effective Amount of all Committed Loans made by all Banks, plus the Effective Amount of all Letter of Credit Obligations, exceed the Total Commitment and (b) each Bid Loan made by a Bid Loan Bank shall be a usage of the Total Commitment and so long as such Bid Loan is outstanding, shall apply against each Bank's Commitment ratably in accordance with its Pro Rata Share.

         II.7     Procedure for Bid Borrowings.

                 (a       When the Company wishes to request the Banks to submit
offers to make Bid Loans hereunder, they shall transmit to the Bid Agent by telephone call followed promptly by facsimile transmission a notice with a copy to the Administrative Agent in substantially the form of Exhibit H signed by an Authorized Signatory (a "Competitive Bid Request") so as to be received no later than 11:00 a.m. (San Francisco time) two Business Days prior to the date of a proposed Bid Borrowing, specifying:

                          (i       the date of such Bid Borrowing, which shall
         be a Business Day;

                          (ii      the aggregate amount of such Bid Borrowing,
         which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof; and

                          (iii     the duration of each Interest Period
         applicable thereto, subject to the provisions of the definition of "Interest Period" herein.

         The Company may not request or invite Competitive Bids for more than three Interest Periods in a single Competitive Bid Request and may not request Competitive Bids more than twice in any period of five consecutive Business Days.

                  (b      Upon receipt of a Competitive Bid Request, the
Administrative Agent will determine the availability of Bid Borrowings under
Section 2.6 and the Bid Agent will promptly send to the Banks and Designated Bidders by facsimile transmission an Invitation for Competitive Bids with a copy to the Administrative Agent (if the Bid Agent is not the Administrative Agent). Each Invitation for Competitive Bid transmitted by the Bid Agent shall constitute an invitation by the Company to each Bank and Designated Bidder to submit Competitive Bids offering to make the Bid Loans to which such Competitive Bid Request relates in accordance with this Section 2.7.

                  (c      (i   Each Bank and Designated Bidder may at its
discretion submit a Competitive Bid containing an offer or offers to make Bid Loans in response to any Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this Section 2.7(c) and must be submitted to the Bid Agent by facsimile transmission not later than 9:00 a.m. (San Francisco time) on the proposed Borrowing Date; provided that, if the Administrative Agent is then the Bid Agent, Competitive Bids submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in the capacity of a Bank or a Designated Bidder must be submitted not later than 8:45 a.m. (San Francisco time) on the proposed Borrowing Date, and the Administrative Agent shall notify the Company thereof promptly.

                          (ii Each Competitive Bid shall be in substantially the form of Exhibit I, specifying therein:

                          (A   the proposed Borrowing Date;

                          (B   the principal amount of each Bid Loan for which
                  such Competitive Bid is being made, which principal amount
                  (x) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (y) may not exceed the aggregate principal amount of Bid Loans for which Competitive Bids were requested;

                          (C   the Interest Period;

                          (D   the rate of interest per annum (rounded upward
                  to the next 1/100th of 1%) (the "Absolute Rate") offered for each Bid Loan; and

                          (E   the identity of the quoting Bank or Designated
                  Bidder.

         A Competitive Bid may contain up to three separate offers by the quoting Bank or Designated Bidder with respect to each Interest Period specified in the related Invitation for Competitive Bids. A Competitive Bid may be made for a principal amount which is in excess of the quoting Bank's unused Commitment.

                          (iii  Any Competitive Bid shall be disregarded if it:

                          (A    is not substantially in conformity with Exhibit
                  I or does not specify all of the information required by subsection (c)(ii) of this Section;

                          (B    contains qualifying, conditional or similar
                  language;

                          (C    proposes  terms other than or in addition to
                  those set forth in the applicable Invitation for Competitive Bids; or

                          (D    arrives after the time set forth in Section
                  2.7(c)(i).

                          (iv   Notwithstanding anything to the contrary
         contained in this Section 2.7(c), a Competitive Bid by a Bank may contain, and will not be disregarded if it does contain, a restriction on the use of proceeds thereof in connection with a purchase of securities from such Bank's Affiliate which exercises powers related to securities; provided that the Company shall disregard such Competitive Bid unless the Company agrees to be bound by such restriction (which agreement shall be manifested by accepting such Competitive Bid).

                  (d       Promptly on receipt, but not later than 9:30 a.m.
(San Francisco time) on the proposed Borrowing Date, the Bid Agent shall notify the Company of the terms of any Competitive Bid submitted by a Bank or Designated Bidder that is in accordance with Section 2.7(c) or, if no

Competitive Bids have been submitted, the absence of any Competitive Bids. Subject only to the provisions of Section 5.2, any Competitive Bid shall be irrevocable.

                  (e       Not later than 10:00 a.m. (San Francisco time) on the
proposed Borrowing Date, the Company shall notify the Administrative Agent and the Bid Agent of its acceptance or non-acceptance of the Competitive Bids of which it has received notice pursuant to Section 2.7(d) or which have been sent to it pursuant to Section 2.7(c). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the Bid Loan lenders and their respective principal amounts and the aggregate amount of Competitive Bids for each Interest Period that are accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

                           (i     the aggregate principal amount of each Bid
         Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

                           (ii    the principal amount of each Bid Borrowing
         must be $5,000,000 or in any multiple of $1,000,000 in excess thereof;

                           (iii   acceptance of Competitive Bids may only be
         made on the basis of ascending Absolute Rates within each Interest Period, as the case may be; and

                           (iv    the Company may not accept any Competitive
         Bid that is described in Section 2.7(c)(iii) (other than to the extent permitted pursuant to Section 2.7(c)(iv)) or that otherwise fails to comply with the requirements of this Agreement.

The Bid Agent shall give the information contained in Section 2.7(d) to the Administrative Agent for all Competitive Bids accepted.

                  (f       If Competitive Bids are made by two or more Banks or
Designated Bidders with the same Absolute Rates for a greater aggregate principal amount than the amount in respect of which such Competitive Bids are permitted to be accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such Competitive Bids are accepted shall be allocated by the Bid Agent among such Banks or Designated Bidders in proportion to the aggregate principal amounts of such Competitive Bids. Determination by the Bid Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

                  (g       (i    The Bid Agent will promptly notify each Bank
         or Designated Bidder having submitted a Competitive Bid if its Competitive Bid has been accepted or not and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made on the date of the Bid Borrowing together with the Absolute Rate or Rates and the Interest Period or the Interest Periods with respect thereto.

                           (ii   Each Bank or Designated Bidder which has
         received notice pursuant to Section 2.7(g)(i) that its Competitive Bid has been accepted shall, subject to the satisfaction of all conditions precedent, make the amounts of such Bid Loans available to the Bid Agent for the account of the Company by 1:00 p.m. (San Francisco time) on the Borrowing Date.

                           (iii Promptly following each Bid Borrowing, the Bid Agent shall notify each Bank, each Designated Bidder and the Administrative Agent (if different from the Bid Agent) of the ranges of Competitive Bids submitted and the highest and lowest Absolute Rates accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

                           (iv   From time to time, the Company and the Banks
         and the Designated Bidders shall furnish such information to the Bid Agent as the Bid Agent may request relating to the making of Bid Loans, including the amounts, Absolute Rates, Borrowing Dates and maturities thereof, for purposes of the allocation of amounts received from the Company for payment of all amounts owing hereunder.

         II.8 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than five Business Days' prior notice to the Administrative Agent, terminate the Commitments, or permanently reduce the Total Commitment in part by an aggregate minimum amount of $5,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans and Letter of Credit Borrowings made on the effective date thereof,
(a) the Effective Amount of all Loans including Committed Loans and Bid Loans plus the Effective Amount of all Letter of Credit Obligations would exceed the amount of the Total Commitment then in effect or (b) the Effective Amount of all Letter of Credit Obligations then outstanding would exceed the Letter of Credit Commitment. Once reduced in accordance with this Section, the Total Commitment may not be increased. Any reduction of the Total Commitment shall be applied to each Bank according to its Pro Rata Share. All accrued facility fees to, but not including the effective date of any reduction or termination of the Total Commitment, shall be paid on the effective date of such reduction or termination.

         II.9 Optional Prepayments. (a) Subject to Section 4.4 and subsection (b) of this Section 2.9, the Company may, at any time or from time to time, upon not less than three Business Days' irrevocable notice to the Administrative Agent, ratably prepay Loans in whole or in part, in minimum amounts of $5,000,000 or any multiple of $1,000,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to
Section 4.4; and

                  (b      Bid Loans may not be voluntarily prepaid, except with
the consent of the Bank or Designated Bidder holding the applicable Bid Loan.

         II.10 General. If on any date the Effective Amount of all Committed Loans and Bid Loans then outstanding plus the Effective Amount of all Letter of Credit Obligations exceeds the Total Commitment, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Committed Loans, Bid Loans and Letter of Credit Borrowings owed by it to the extent necessary to eliminate such excess over the Total Commitment.

         II.11    Repayment.

                  (a      The Company shall repay to the Banks on the
Termination Date the aggregate principal amount of Loans and Letter of Credit Borrowings outstanding on such date and shall deposit cash collateral in an amount as required by Section 3.8.

                  (b      The Company shall repay each Bid Loan on the last day
of the relevant Interest Period.

         II.12 Interest. (a) Each Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date or, in the case of Committed Loans made pursuant to Section 3.3(c), the Honor Date, at a rate per annum equal to the CD Rate, the Offshore Rate or the Base Rate, as the case may be (and subject to the Company's right to convert to other Types of Loans under Section 2.4), plus the Applicable Margin. Each Bid Loan shall bear interest on the outstanding principal amount thereof from the relevant Borrowing Date to the last day of the applicable Interest Period at a rate per annum equal to the Absolute Rate.

                  (b      Interest on each Loan shall be paid in arrears on each
Interest Payment Date. Interest shall also be paid on the date of any prepayment of Loans under Section 2.9 for the portion of the Loans so prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Administrative Agent at the request or with the consent of the Majority Banks.

                  (c      Notwithstanding subsection (a) of this Section, if any
amount of principal of or interest on any Loan, or any other amount payable hereunder or under any other Loan Document is not paid in full when due
(whether at stated maturity, by acceleration, demand or otherwise), the Company agrees to pay interest on such unpaid principal or other amount, from the date such amount becomes due until the date such amount is paid in full, and after as well as before any entry of judgment thereon to the extent permitted by law, payable on demand, at a fluctuating rate per annum equal to the Base Rate (or in the case of Bid Loans, the Absolute Rate) plus 2%.

         II.13 Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of the Company to each Bank under this Agreement and the other Loan Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to such Bank limiting rates of interest which may be charged or collected by such Bank. Accordingly, if the transactions contemplated hereby would be usurious under any Applicable Law (including the Federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to any Bank, then, in that event, notwithstanding anything to the contrary in this Agreement, it is agreed as follows:

                  (a      the following provisions of this Section 2.13 shall
govern and control;

                  (b      with respect to the Company, the aggregate of all
consideration that constitutes interest under Applicable Law that is contracted for, charged or received under this Agreement, or under any of the other Loan Documents or otherwise in connection herewith or therewith by such Bank, shall under no circumstances exceed the maximum amount of interest allowed by such Applicable Law (such maximum lawful interest rate, if any, with respect to such Bank herein called the "Highest Lawful Rate"), and any excess shall be credited to the Company by such Bank (or, if such consideration shall have been finally paid in full, such excess refunded to the Company);

                  (c      all sums paid, or agreed to be paid, to such Bank for
the use, forbearance and detention of the indebtedness of the Company to such Bank hereunder shall, to the extent permitted by such Applicable Law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full of such indebtedness so that the actual rate of interest is uniform throughout the full term thereof;

                  (d      if, with respect to such Bank, at any time the
interest provided pursuant to Section 2.12, together with any other fees payable to such Bank pursuant to this Agreement or any other Loan Document and deemed interest under such Applicable Law, exceeds that amount which would have accrued to such Bank at the Highest Lawful Rate, the amount of interest and any such fees to accrue pursuant to this Agreement or any other Loan Document shall be limited, for such Bank, notwithstanding anything to the contrary in this Agreement or any other Loan Document, to that amount which would have accrued at the Highest Lawful Rate, but any subsequent reductions in the amount of such interest and/or fees, as applicable, which would otherwise occur shall not reduce the interest to accrue to such Bank pursuant to this Agreement and the other Loan Documents below the Highest Lawful Rate until the total amount of interest accrued pursuant to this Agreement and the other Loan Documents and such fees deemed to be interest equals the amount of interest which would have accrued to such Bank if a varying rate per annum equal to the interest provided pursuant to

Section 2.12 had at all times been in effect, plus the amount of fees which would have been received but for the effect of this Section 2.13; and

                  (e      if the total amount of interest paid or accrued for
payment by the Company together with any other fees payable by the Company pursuant to this Agreement and the other Loan Documents and deemed interest under Applicable Law, with respect to such Bank pursuant to this Agreement and the other Loan Documents under the foregoing provisions of this Section 2.13, is less than the total amount of interest which would have accrued with respect to the Company if a varying rate per annum equal to the interest provided to
Section 2.12 had at all times been in effect and all fees provided for in this Agreement and the other Loan Documents had been paid, then the Company agrees to pay to such Bank, upon demand, an amount equal to the difference between (i) the lesser of (A) the amount of interest and fees which would have accrued with respect to the Company if the Highest Lawful Rate had at all times been in effect, and (B) the amount of interest and fees which would have accrued with respect to the Company if a varying rate per annum equal to the interest provided pursuant to Section 2.12 had at all times been in effect and all fees provided for in this Agreement and the other Loan Documents had been paid and
(ii) the amount of interest and fees paid by the Company in accordance with the other provisions of this Agreement and the other Loan Documents.

         For purposes of Chapter 1D of Article 5069 of the Texas Credit Title, Title 79, Vernon's Texas Civil Statutes, as amended (formerly Article 5069-1.04, Vernon's Texas Civil Statutes, as amended), to the extent, if any, applicable to a Bank, the Company agrees that the Highest Lawful Rate shall be the applicable "weekly ceiling" as defined in said Chapter, provided that such Bank may also rely, to the extent permitted by applicable laws, on alternative maximum rates of interest under other laws applicable to such Bank if greater. Chapter 346 of the Texas Finance Code (which regulates certain revolving credit accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)) shall not apply to this Agreement or the Notes or any other Loan Document.

         II.14 Fees. (a) Arrangement, Agency Fees. The Company shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, as required by the letter agreement ("Fee Letter") among the Company and the Arranger and Administrative Agent dated March 20, 1998.

                  (b    Facility Fees. The Company shall pay to the
Administrative Agent for the account of each Bank a facility fee (each a "Facility Fee") on such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter equal to such Bank's Commitment in effect for that quarter as calculated by the Administrative Agent, times the Applicable Facility Fee Rate for such period. The Facility Fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter commencing on June 30, 1998 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination of Commitments under Section 2.8, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The Facility Fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

         II.15 Computation of Fees and Interest. (a) All computations of interest for Base Rate Loans when the Base Rate is determined by BofA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b    Each determination of an interest rate by the
Administrative Agent if made in good faith shall be rebuttable presumptive evidence of the accuracy thereof.

         II.16 Payments by the Company. (a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Administrative Agent for the account of the Banks at the Administrative Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than the close of business at the Administrative Agent's Payment Office on the date specified herein; provided, however, the Company shall use its best efforts to make all such payments at the Administrative Agent's Payment Office no later than 2:00 p.m.
(San Francisco time).

                  (b    Subject to the provisions set forth in the definition of
"Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the next succeeding day on which the Administrative Agent is open at its address set forth on Schedule 11.2 for such purpose, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c    Unless the Administrative Agent receives notice from the
Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank and Designated Bidder on such due date an amount equal to the amount then due such Bank or Designated Bidder. If and to the extent the Company has not made such payment in full to the Administrative Agent, each Bank or Designated Bidder shall repay to the Administrative Agent on demand such amount distributed to such Bank or Designated Bidder, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank or Designated Bidder until the date repaid.

         II.17 Payments by the Banks to the Administrative Agent. (a) Unless the Administrative Agent receives notice from a Bank on or prior to the Closing Date or, with respect to any Committed Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Administrative Agent for the account of the Company the amount of that Bank's Pro Rata Share of such Committed Borrowing, the Administrative Agent may assume that each Bank has made such amount available to the Administrative Agent in immediately available funds on the Borrowing Date and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Administrative Agent in immediately available funds and the Administrative Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Administrative Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Administrative Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Administrative Agent on the Business Day following the Borrowing Date, the Administrative Agent will notify the Company of such failure to fund and, upon demand by the Administrative Agent, the Company shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Committed Loans comprising such Borrowing.

                  (b    The failure of any Bank to make any Committed Loan on
any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Committed Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Committed Loan to be made by such other Bank on any Borrowing Date.

         II.18 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Committed Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share, such Bank shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Banks such participations in the Committed Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing
Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying

Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

                                  ARTICLE III

                     THE LETTERS OF CREDIT; CASH COLLATERAL

         III.1    The Letter of Credit Subfacility.

                  (a    On the terms and conditions set forth herein (i) each
Issuing Bank agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.2(c), 3.2(d) and 3.2(e), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that no Issuing Bank shall be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if, as of the date of Issuance of such Letter of Credit (the "Issuance Date"): (1) the Effective Amount of all Letter of Credit Obligations plus the Effective Amount of all Committed Loans and all Bid Loans exceeds the Total Commitment, (2) the sum of (x) the participation of any Bank in the Effective Amount of all Letter of Credit Obligations plus (y) the Effective Amount of the Committed Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of Letter of Credit Obligations exceeds the Letter of Credit Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Company to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b    No Issuing Bank is under any obligation to Issue any
Letter of Credit if: (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; (ii) such Issuing Bank has received written notice from any Bank, the Administrative Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied; (iii) the expiry date of any requested Letter of Credit is after the Stated Termination Date; (iv) any requested Letter of Credit does not provide for drafts, or is not otherwise, in form and substance acceptable to such Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of such Issuing Bank; provided, however, that clause (iii) of this subsection 3.1(b) shall not be deemed to prohibit a Letter of Credit that provides that it shall automatically renew unless the beneficiary thereof receives notice from the Issuing Bank therefor that such Letter of Credit shall not be renewed.

         III.2    Issuance, Amendment and Renewal of Letters of Credit.

                  (a    Each Letter of Credit shall be issued upon the
irrevocable written request of the Company received by an Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least three days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of a Letter of Credit Application (with a copy furnished to the Administrative Agent by the Company), and shall specify in form and detail satisfactory to the Issuing Bank receiving such Letter of Credit Application such matters as that Issuing Bank may require. Each Letter of Credit (i) will be for the account of the Company or the Company and any of its Subsidiaries, (ii) will be a direct pay, trade or standby letter of credit to support certain performance or payment obligations of the Company that are not prohibited by this Agreement and for purposes which are not prohibited by this Agreement and do not violate any applicable policies of the Issuing Bank which have not been waived by such Issuing Bank, and (iii) will contain such terms and provisions as may be customarily required by the Issuing Bank of such Letter of Credit.

                  (b    At least two Business Days prior to the Issuance of any
Letter of Credit, the Issuing Bank issuing such Letter of Credit will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of the Letter of Credit Application or Letter of Credit Amendment Application from the Company and, if not, such Issuing Bank will provide the Administrative Agent with a copy thereof. Unless an Issuing Bank has received notice on or before the Business Day immediately preceding the date such Issuing Bank is to Issue a requested Letter of Credit from the Administrative Agent (A) directing such Issuing Bank not to issue such Letter of Credit because such Issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof; or (B) that one or more conditions specified in Article V are not then satisfied or waived; then, subject to the terms and conditions hereof, such Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with such Issuing Bank's usual and customary business practices.

                  (c    From time to time while a Letter of Credit is
outstanding and prior to the Termination Date, the Issuing Bank which Issued such Letter of Credit will, upon the written request of the Company received by such Issuing Bank (with a copy sent by the Company to the Administrative Agent) at least three days (or such shorter time as such Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in such form as the relevant Issuing Bank shall require. No Issuing Bank shall be under any obligation to amend any Letter of Credit if: (A) such Issuing Bank would have no obligation at such time to Issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit.

                  (d    Upon receipt of notice from an Issuing Bank, the
Administrative Agent will promptly notify the Banks of the Issuance of a Letter of Credit and any amendment thereto.

                  (e    If any outstanding Letter of Credit shall provide that
it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank therefor that such Letter of Credit shall not be renewed, the Issuing Bank with respect to such Letter of Credit shall be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal; provided that, the final expiry date shall not be after the Stated Termination Date. No Issuing Bank shall be obligated to allow such Letter of Credit to renew if such Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit under the terms of this Agreement.

                  (f    An Issuing Bank may, at its election (or as required by
the Administrative Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of any Letter of Credit to be a date not later than the Stated Termination Date.

                  (g    This Agreement shall control in the event of any
conflict or  inconsistency with any Letter of Credit-Related Document.

                  (h    Each Issuing Bank will also deliver to the
Administrative Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to a Letter of Credit.

         III.3    Risk Participations, Drawings and Reimbursements.

                  (a Immediately upon the Issuance of each Letter of Credit in accordance with the terms hereof, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank that Issued such Letter of Credit a participation therein and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Sections
2.1 and 3.1(a), each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

                  (b    In the event of any request for a drawing under a Letter
of Credit by the beneficiary thereof, the Issuing Bank of such Letter of Credit will promptly notify the Company. In the case of Letters of Credit under which drawings are payable one or more Business Days after the drawing is made, the Issuing Bank of such Letter of Credit will give such notice to the Company at least one Business Day prior to the Honor Date. The Company shall reimburse the Issuing Bank of a Letter of Credit prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by such Issuing Bank pursuant to such Letter of Credit (each such date with respect to such Issuing Bank, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse such Issuing Bank of a Letter of Credit for the full amount of any drawing under such Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, such Issuing Bank will promptly notify the Administrative Agent and the Administrative Agent will promptly notify each Bank thereof. By delivery of a Notice of Borrowing and subject to the satisfaction of the other provisions of Section 5.2, the Company may request that Committed Base Rate Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Commitment of each Bank pursuant to Section 2.1. Any notice given by an Issuing Bank or the Administrative Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c    Each Bank shall upon any notice from the Administrative
Agent to such Bank pursuant to subsection 3.3(b) make available to the Administrative Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing. If any Bank so notified fails to make available to the Administrative Agent for the account of the relevant Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest payable to such Issuing Bank on such Letter of Credit shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. Upon the payment of its Pro Rata Share of the amount of the drawing as set forth in this subsection 3.3(c) and the satisfaction by the Company of the conditions set forth in Section 5.2, each participating

Bank shall (subject to subsection 3.3(d)) be deemed to have made a Committed Loan consisting of a Base Rate Loan to the Company in that amount. The Administrative Agent will promptly give notice to each Bank of the occurrence of the Honor Date, but failure of the Administrative Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this Section 3.3.

                  (d    Any Letter of Credit Borrowing incurred by the Company
from the Issuing Bank which, in whole or in part, is not converted into Committed Loans consisting of Base Rate Loans to the Company because of failure of the Company to deliver a Notice of Borrowing or otherwise satisfy the conditions set forth in Section 5.2 or for any other reason, shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus two percent (2%) per annum. Each Bank's payment to the relevant Issuing Bank pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a Letter of Credit Advance from such Bank in satisfaction of its participation obligation under this Section 3.3.

                  (e) Each Bank's obligation in accordance with this Agreement to make the Committed Loans or Letter of Credit Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the relevant Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Committed Loans under this Section 3.3 is subject to the conditions set forth in Section 5.2.

         III.4    Repayment of Participation.

                  (a) When the Administrative Agent receives (and only if the Administrative Agent receives), for the account of any Issuing Bank of a Letter of Credit, immediately available funds from the Company (i) in reimbursement of any payment made by such Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Administrative Agent for the account of such Issuing Bank for such Bank's participation in the Letter of Credit pursuant to
Section 3.3 or (ii) in payment of interest thereon, the Administrative Agent will pay to each Bank, in the same funds as those received by the Administrative Agent for the account of such Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the relevant Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Administrative Agent for the account of such Issuing Bank. If the Administrative Agent fails to send to any Bank its portion of any payment timely received by the Administrative Agent hereunder by the close of business on the day such payment is deemed received pursuant to subsection 2.16(a), the Administrative Agent shall pay to such Bank interest on its portion of such payment from the day such payment is deemed received by the Administrative Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Rate.

                  (b) If the Administrative Agent or an Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Administrative Agent for the account of such Issuing Bank pursuant to subsection 3.4(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon which have been remitted to and received by a Bank, such Bank shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent or the relevant Issuing Bank the amount of its Pro Rata Share of any amounts so received which are to be returned by the Administrative Agent or such Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by each such Bank to the Administrative Agent or such Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

         III.5    Role of Issuing Banks.  To the extent not prohibited by law:

                  (a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank which issued such Letter of Credit shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents, if any, expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Issuing Bank or any of its correspondents, participants or assignees shall be liable to any Bank for: (i) any action of such Issuing Bank taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable);
(ii) any action taken or omitted in the absence of gross negligence , willful misconduct or unlawful acts; or (iii) the due execution, effectiveness, validity or enforceability of this Agreement or any Letter of Credit-Related Document.

                  (c) The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company from pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Bank, and no correspondents, participants or assignees of an Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.6; provided, however, that the Company may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered or incurred by the Company which are caused by such Issuing Bank's willful misconduct , gross negligence or unlawful acts (i) in failing to pay under any

Letter of Credit after the presentation to it by the beneficiary of a sight draft, certificate(s) and other documents, if any, strictly complying with the terms and conditions of such Letter of Credit, (ii) in its paying under a Letter of Credit against presentation of a sight draft, certificate(s) or other documents not complying with the terms of such Letter of Credit or (iii) otherwise with respect to the Letters of Credit Issued by it; provided, however, that (i) the Issuing Bank of a Letter of Credit may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and
(ii) the Issuing Bank of a Letter of Credit shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, provided that any such instrument appears on its face to be in order.

         III.6 Obligations Absolute. To the extent not prohibited by law, the obligations of the Company under this Agreement and any Letter of Credit-Related Document to reimburse an Issuing Bank for a drawing under a Letter of Credit Issued by such Issuing Bank, and to repay any Letter of Credit Borrowing and any drawing under a Letter of Credit converted into Committed Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other Letter of Credit-Related Document under all circumstances, including the following: (i) any lack of validity or enforceability of this Agreement or any Letter of Credit-Related Document; (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of this Agreement or the Letter of Credit-Related Documents; (iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank for such Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the Letter of Credit-Related Documents or any unrelated transaction; (iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (provided, that such forgery, fraud, invalidity or insufficiency shall not have been the result of gross negligence, willful misconduct or unlawful acts of the Issuing Bank, or any of its officers, employees or agents) or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit; (v) any payment by an Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit (provided, that such payment shall not have constituted or resulted from gross negligence, willful misconduct or unlawful acts of the Issuing Bank, or any of its respective officers, employees or agents) or any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, or any payment made by the Issuing Bank of a Letter of Credit under such Letter of Credit to any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any

Insolvency Proceeding; (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or (vii) any other circumstance that might otherwise constitute a defense available to, or a discharge of, a Company or a guarantor; provided, that such other circumstance or happening shall not have been the result of gross negligence, willful misconduct or unlawful acts of the Issuing Bank, or any of its respective officers, employees or agents.

         III.7    Letter of Credit Fees.

                  (a) Risk Participation Fees. The Company shall pay to the Administrative Agent for the account of each of the Banks a letter of credit fee (a "Risk Participation Fee") with respect to Letters of Credit equal to the Applicable Margin then in effect for Offshore Rate Loans multiplied by the average daily maximum amount available to be drawn on the outstanding Letters of Credit.

                  (b) Fronting Fees. The Company shall pay to the Administrative Agent for the account of the Issuing Bank Issuing a Letter of Credit a letter of credit fronting fee (the "Fronting Fee") for each Letter of Credit Issued by the Issuing Bank equal to 0.125% per annum multiplied by the average daily maximum amount available to be drawn on the outstanding Letters of Credit.

                  (c) Calculation of Fees. The Risk Participation and the Fronting Fee each shall be computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Administrative Agent. Such fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, commencing on the first such quarterly date to occur after the Closing Date, through the Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Termination Date (or such later expiration date).

                  (d) Other. The Company shall pay to any Issuing Bank any issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit Issued by it as from time to time in effect.

         III.8 Cash Collateralization. If upon either the occurrence of an Event of Default and the acceleration of the Obligations or the occurrence of the Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, then, the Company agrees that it shall on the Business Day it receives notice from the Administrative Agent, acting upon instructions of the Majority Banks, deposit in an account (the "Cash Collateral Account") held by the Administrative Agent, for the benefit of the Banks, an amount in cash equal to the undrawn face amount of the Letters of Credit outstanding as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The

Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Cash collateral shall be held in a blocked, non-interest bearing account held by the Administrative Agent or any Affiliate of the Administrative Agent upon such terms and in such type of account as customary at that depository institution. The Company shall pay any fees charged by such depository institution which fees are of the type customarily charged by such institution with respect to such accounts. Moneys in such account shall (i) be applied by the Administrative Agent to the payment of Letter of Credit Borrowings and interest thereon, (ii) be held and used for the satisfaction of the reimbursement obligations of the Company in respect of Letters of Credit and (iii) if the maturity of the Loans has been accelerated, with the consent of the Majority Banks, be applied to satisfy the Obligations.

         III.9 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently published in final form at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.


                                   ARTICLE IV

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         IV.1 Net Payments; Tax Exemptions. (a) All payments by the Company of principal, interest, fees, indemnities and other amounts payable to any recipient (each, a "Recipient") hereunder shall be made without set off or counterclaim and free and clear of, and without withholding or deduction for or on account of, any present or future Taxes now or hereafter imposed on such Recipient or its income, property, assets or franchises (such Recipient's "Recipient's Taxes"), except to the extent that such withholding or deduction
(i) is required by Requirements of Law, (ii) results from the breach by such Recipient of its Exemption Agreement, if any, (iii) would not be required if such Recipient's Exemption Representation were true, or (iv) would not be required if such Recipient were exempt from such withholding or deduction on account of the prior delivery by such Recipient to the Company of the appropriate Internal Revenue Service form specified in Section 10.10 claiming complete exemption. If any such withholding or deduction is required by Requirements of Law, the Company will:

                           (A) pay to the relevant authorities the full amount so required to be withheld or deducted when and as the same shall become due and payable to such authorities;

                           (B) promptly forward to the Administrative Agent and each Affected Bank an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authorities; and

                           (C) except to the extent that such withholding or deduction (i) is for Excluded Taxes, (ii) results from the breach, by a Recipient of a payment, of its Exemption Agreement, if any, or (iii) would not be required if such Recipient's Exemption Representation were true or if such Recipient were exempt from such withholding or deduction on account of the prior delivery by such Recipient to the Company of the appropriate Internal Revenue Service form specified in Section 10.10 claiming complete exemption, pay to the Administrative Agent for the account of the relevant Recipient such additional amount as is necessary to ensure that the net amount actually received by each Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

         (b)      In consideration of the Company's agreements in Section
4.1 (a), each Bank which is not a US Person hereby agrees (such Bank's "Exemption Agreement"), to the extent permitted by Requirements of Law (including any applicable double taxation treaty of the jurisdiction of its incorporation or the jurisdiction in which its lending office is located), to execute and deliver to the Company, on or about the first scheduled payment date in each Fiscal Year, a United States Internal Revenue Service Form 1001 or 4224 (or successor form), as appropriate, properly completed and claiming a complete or partial exemption, as the case may be, from withholding or deduction for or on account of "United States Federal Recipient Taxes" (as defined in the Code) of such Bank.

         (c) Each Bank hereby represents and warrants (such Bank's "Exemption Representation") to the Company that on the date hereof its lending office is entitled to receive payments of principal of, and interest on, Loans made by such Bank and Letter of Credit Advances funded by such Bank from such lending office without withholding or deduction for or on account of such Bank's Recipient Taxes imposed by the United States of America or any political subdivision thereof.

         IV.2 Illegality. (a) If any Bank determines and notifies the Administrative Agent that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Bank to the Company through the Administrative Agent, any obligation of that Bank to make Offshore Rate Loans shall be suspended until the Bank notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist.

                  (b) If a Bank determines and notifies the Administrative Agent that it is unlawful to maintain any Offshore Rate Loan, the Company shall, upon its receipt of notice of such fact and demand from such Bank delivered by such Bank through the Administrative Agent, prepay in full such Offshore Rate Loans of that Bank then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Bank may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Offshore Rate Loan. If the Company is required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, the Company shall borrow from the Affected Bank, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Bank to make or maintain Offshore Rate Loans has been so terminated or suspended, the Company may elect, by giving notice to the Affected Bank through the Administrative Agent that all Loans which would otherwise be made by the Bank as Offshore Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Administrative Agent under this Section, the Affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Affected Bank, be illegal or otherwise disadvantageous to the Affected Bank.

         IV.3 Increased Costs and Reduction of Return. (a) If any Bank determines and notifies the Administrative Agent that, due to either (i) after the date hereof the introduction of or any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the CD Rate or the Offshore Rate or in respect of the assessment rate payable by any Bank to the FDIC for insuring U.S. deposits) in or in the interpretation of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), promulgated after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or CD Rate Loans or participating in any Letters of Credit, or, in the case of an Issuing Bank, any increase in the cost to such Issuing Bank of agreeing to issue, issuing or maintaining Letters of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit then the Company shall be liable for, and shall from time to time, within 10 days after a demand (accompanied by a certificate setting forth the basis of such demand) which is provided to the Administrative Agent and delivered by the Administrative Agent to the Company, pay to the Administrative Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

                  (b) If any Bank reasonably shall have determined that (i) after the date hereof the introduction of any Capital Adequacy Regulation, (ii) after the date hereof any change in any Capital Adequacy Regulation, (iii) after the date hereof any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, within 10 days after demand of such Bank to the Company through the Administrative Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

         IV.4 Funding Losses. The Company shall reimburse each Bank and hold each Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

                  (a) the failure of the Company to make on a timely basis any payment of principal of any Offshore Rate Loan or CD Rate Loan;

                  (b) the failure of the Company to borrow, continue or convert a Loan after the Company has given (or is deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the failure of the Company to make any prepayment in accordance with any notice delivered under Section 2.9;

                  (d) the prepayment (including pursuant to Sections 2.9, 2.10, 4.8 and 4.9) or other payment (including after acceleration thereof) of an Offshore Rate Loan or a CD Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan or CD Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or CD Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by the Company to the Banks under this Section and under subsection 4.3(a), (i) each Offshore Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each CD Rate Loan made by a Bank (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the Certificate of Deposit Rate used in determining the CD Rate for such CD Rate Loan by the issuance of its certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded.

         IV.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan, or that the Offshore Rate or the CD Rate applicable pursuant to subsection 2.12(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Banks of funding such Loan, the Administrative Agent will promptly so notify the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Company does not revoke such Notice, the Banks shall make, convert or continue the Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as CD Rate Loans instead of Offshore Rate Loans, or as Base Rate Loans instead of CD Rate Loans , as the case may be.

         IV.6 Notice of Claim. Promptly after any Bank becomes aware of any event that would entitle it to compensation under Section 4.1, Section 4.3 or
Section 4.4, such Bank shall notify the Company thereof; provided, that the failure to give such notice shall not affect such Bank's rights under Section 4.1, Section 4.3 or Section 4.4.

         IV.7 Certificates of Banks. Any Bank claiming reimbursement or compensation under Section 4.4 shall provide to the Administrative Agent for delivery by the Administrative Agent to the Company a certificate setting forth in reasonable detail the basis of such claim and the amount payable to the Bank hereunder and such certificate if made in good faith shall be rebuttable presumptive evidence of the accuracy of such claim.

         IV.8 Replacement of Certain Banks. In the event that any Bank(s) is an Affected Bank, such Bank(s) may accept a purchase offer as described hereinafter. If the Company shall find one or more banks that, if not a Bank, are each an Eligible Assignee consented to by the Administrative Agent and each Issuing Bank to the extent required pursuant to Section 11.8, and that unconditionally offer in writing (with a copy to the Administrative Agent) collectively to assume all of such Affected Bank's obligations hereunder and to purchase all of such Affected Bank's rights hereunder and principal and interest in the Loans owing to such Bank(s) and the Notes, if any, held by such Affected Bank(s), and such Affected Bank's participation in any Letter of Credit Obligations without recourse, representation or warranty (other than as provided in Exhibit E) for an amount to be received by such Affected Bank(s) equal to the principal amount of such Affected Bank's Notes and Loans and Letter of Credit Advances plus interest accrued thereon to the date of such purchase plus any other amounts then payable hereunder on a date therein specified, and make arrangements reasonably satisfactory to such Bank(s), with respect to all outstanding Letters of Credit as to which such Affected Bank is the Issuing Bank, then upon acceptance of such purchase offer, the Company shall be obligated to pay the amounts and Taxes to such Affected Bank(s) pursuant to Article IV to the date of such purchase (at which time such Affected Bank shall cease to be a Bank hereunder); provided, that (a) if an Affected Bank accepts the proposed purchase offer and the proposed purchasing bank(s) fails to purchase such rights and interest and to assume such obligations on such specified date in accordance with the terms of such offer, the Company shall continue to be obligated to pay the amounts or Taxes to such Affected Bank pursuant to Section 4.1 and/or Section 4.3, and (b) if such Affected Bank fails to accept such purchase offer, the Company shall not be obligated to pay to such Bank such amounts pursuant to Article IV for the period from the date of such purchase offer with respect to claims pursuant to Section 4.1 and/or 4.3 existing as of such date, and such Affected Bank shall no longer be an Affected Bank with respect to claims pursuant to Section 4.1 and/or Section 4.3 existing as of the date of its failure to accept such purchase.

         IV.9 Deletion of Certain Banks. In the event that any Bank shall be an Affected Bank, such Bank may be deleted from this Agreement, at the option of the Company; provided, that no Event of Default has occurred and is continuing or would result therefrom, and that immediately following such deletion there will be no other Affected Bank or Bank so claiming payment and the aggregate Commitments of the remaining Banks will be at least 80% of the Total Commitment existing immediately before such deletion. The deletion shall be effective on a date (which shall be a Business Day) specified by the Company in a notice to the Administrative Agent, such Bank and the other Banks to be given at least 10 Business Days before such date, if (a) all principal of and interest on the Loans and Letter of Credit Advances of such Bank and all other amounts payable to such Bank are paid in full pursuant to the terms hereof on such date specified by the Company, (b) reasonably satisfactory arrangements are made with respect to all outstanding Letters of Credit as to which such Bank is the Issuing Bank, and (c) the Commitment of such Bank is permanently terminated as of such date. Upon and after the date such deletion becomes effective, such Bank shall no longer be a party to this Agreement or be included as a "Bank" except for purposes of claims pursuant to Sections 4.1, 4.3, 4.4, 11.4 and 11.5 relating to or arising out of events and occurrences prior to the date its deletion becomes effective.

        IV.10     Survival. The provisions of Section 4.1, Section 4.3 and
Section 4.4 shall survive the payment of all other Obligations for a period of two years.

                                   ARTICLE V

                              CONDITIONS PRECEDENT

         V.1 Conditions of Initial Credit Extension. The obligation of each Bank to make its initial Credit Extension hereunder is subject to the prior satisfaction of the conditions set forth below:

                  (a) Delivery of Documents. The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

                        (i) Credit Agreement and Notes. This Agreement (in sufficient copies for each Bank) and the Notes executed by each party thereto;

                        (ii) Officer's Certificate. The signed certificate of the President or a Vice President or the Treasurer and the Secretary or an Assistant Secretary of the Company, dated the Closing Date and in sufficient copies for each Bank, certifying as to, among other things:

                               (A) Copies of the resolutions of the board of directors of the Company authorizing the transactions contemplated hereby;

                               (B)   the names and true signatures of the
                  officers of the Company authorized to execute, deliver and perform, as applicable, this Agreement, all other Loan Documents, Notices of Borrowing, Notices of Conversion/Continuation, Competitive Bid Requests and other documents, instruments and certificates to be delivered by the Company hereunder or pursuant to any Loan Document;

                               (C)   the names and true signatures of the
                  employees of the Company who, in addition to those officers set forth in subsection (B) above, are authorized to execute and deliver Notices of Borrowing, Notices of Conversion/Continuation, Competitive Bid Requests and other documents (except for Loan Documents) related to and required for any Borrowing or Letter of Credit Issuance; and

                               (D) the certificate of incorporation and the bylaws of the Company as in effect on the Closing Date.

                        (iii) Organization Documents; Good Standing. Each of the following documents (one signed original with sufficient photocopies for each Bank):

                               (A)   the signed long-form certificate for
                  the Company from the Secretary of State of the State of Delaware listing the Certificate of Incorporation and each amendment, if any, thereto, on file in his office and stating that such documents are the only charter documents of the Company on file in his office and that the Company is duly incorporated and in good standing in the State of Delaware, and has filed all franchise tax returns and has paid all franchise taxes required by law to be filed and paid by the Company as of the date of his certificate; and

                               (B)   signed certificates of the Secretaries
                  of State (or other appropriate officials) of each appropriate State set forth on Schedule 5.1, dated reasonably near the Closing Date, certifying that the Company is duly qualified and in good standing as a foreign corporation in such State.

                        (iv)   Legal Opinions.

                               (A) a signed copy for each Bank of an opinion of Andrews & Kurth L.L.P., counsel to the Company, dated the Closing Date addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit D-1 with such changes (if any) therein as may be acceptable to the Administrative Agent;

                               (B) a signed copy for each Bank of an opinion of Peer L. Anderson, General Counsel of the Company, dated the Closing Date in the form of Exhibit D-2, with such changes (if any) therein as may be acceptable to the Administrative Agent;

                               (C)     a signed copy for each Bank of a
                  favorable opinion of Mayer, Brown & Platt, special counsel to the Administrative Agent dated the Closing Date; and

                               (D) a signed copy for each Bank of an opinion of Carlos E. Padron Amare, General Counsel for PDVSA, dated a date reasonably near the Closing Date, in the form of Exhibit D-3, with such changes (if any) therein as may be acceptable to the Administrative Agent.

                  (b) Pending Litigation. There shall be no threatened or pending litigation, inquiry, or investigation contesting this Agreement, the other Loan Documents, or any transaction contemplated by any of the above.

                  (c) No Material Adverse Effect. Except as disclosed in the financial statements referred to in Section 6.13 or in Schedule 6.5 or Schedule 6.13, as in effect on the date hereof, no event shall have occurred and no condition shall exist, which could reasonably be expected to have a Material Adverse Effect and no change shall have occurred since December 31, 1997 which has had a Material Adverse Effect.

                  (d) Regulatory Approvals. All regulatory approvals (including from the Central Bank, Ministry of Finance or any other regulatory authority in Venezuela) required, if any, to be obtained by the Company, PDVSA or any Affiliate of the Company in connection with this Agreement, or any transaction contemplated hereby or connected herewith, shall have been obtained and copies thereof shall have been delivered to the Administrative Agent.

                  (e) Insurance. The Company shall have furnished to the Administrative Agent certificates of insurance demonstrating that the Company and each of its Subsidiaries has procured with responsible insurance companies insurance with respect to its properties and business (including business interruption insurance) against such casualties and contingencies and of such types, in such amounts and with such deductibles as is required by Section 7.5.

                  (f) Payment of Fees. The Administrative Agent shall have received the Fee Letter, duly executed by the Company, and payment by the Company of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Closing Date, together with Attorney Costs of BofA to the extent invoiced prior to or on the Closing Date (provided that such invoiced amount shall not thereafter preclude final settling of accounts between the Company and BofA), including any such costs, fees and expenses arising under or referenced in Sections 2.14 and 11.4.

                  (g) Credit Agreement. The Company and the other parties thereto shall have executed and delivered the $150,000,000 Credit Agreement and the "Closing Date" under the $150,000,000 Credit Agreement shall have occurred, or shall concurrently occur.

                  (h) Existing Revolving Credit Agreement. The Administrative Agent shall have received evidence that the Existing Revolving Facility Banks shall have concurrently been paid all obligations and payments owed them pursuant to the Existing Revolving Credit Agreement and all commitments of the Existing Revolving Facility Banks thereunder have terminated.

                  (i) Certificate. The Administrative Agent shall have received a certificate in form and substance satisfactory to it , signed by a Responsible Officer, dated as of the Closing Date stating that:

                          (A) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

                          (B)     no Default or Event of Default exists; and

                          (C) there has occurred since December 31, 1997, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (j) Other Documents. The Administrative Agent shall have received such other approvals, opinions, documents or materials as the Administrative Agent or any Bank may reasonably request.

         V.2 Conditions to All Credit Extensions, Conversions and Continuations. The obligation of each Bank to make any Credit Extension or to continue or convert any Loan is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date of a Letter of Credit or Conversion/ Continuation Date:

                  (a) Notice; Application. The Administrative Agent shall have received a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable, or the Bid Agent shall have received a Competitive Bid Request, or an Issuing Bank shall have received a Letter of Credit Application or Letter of Credit Amendment Application.

                  (b) Continuation of Representations and Warranties. If there is any Credit Extension, or if there is any continuation of any Loan as, or conversion of any Loan into, a CD Rate Loan or an Offshore Rate Loan requested pursuant to subsection (a) of this Section 5.2, the representations and warranties in Article VI (except for Section 6.6) shall be true and correct in all material respects on and as of such Borrowing Date, Conversion/Continuation Date, Issuance Date or, in the case of Committed Loans made pursuant to Section 3.3(c), Honor Date as the case may be, with the same effect as if made on and as of such Borrowing Date, Conversion/Continuation Date, Issuance Date or Honor Date, as the case may be (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date). Each Conversion/Continuation Notice which continues any Loan as, or converts any Loan into, a CD Rate Loan or an Offshore Rate Loan and each Notice of Borrowing, Competitive Bid Request and Letter of Credit Application or Letter of Credit Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date, Issuance Date or Conversion/Continuation Date, as the case may be, that the conditions in Sections 5.2(b) and (c) are satisfied.

                  (c) No Existing Default. If there is any Credit Extension, or if there is any continuation of any Loan as, or conversion of any Loan into, a CD Rate Loan or an Offshore Rate Loan requested pursuant to subsection (a) of this Section 5.2, no Default or Event of Default shall exist or shall result from such Credit Extension or continuation or conversion.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Administrative Agent and each Bank that:

         VI.1     Corporate Existence; Power; Compliance with Laws.

                  (a) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and each Subsidiary of the Company is a corporation or partnership, as the case may be, duly incorporated or otherwise formed, validly existing and (in the case of corporate Subsidiaries) in good standing under the laws of the state of its incorporation or other formation;

                  (b) the Company has all requisite corporate power and authority , governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as currently conducted, to execute, deliver, and perform its obligations under the Loan Documents, and to issue the Notes in the manner and for the purpose contemplated by this Agreement, and each Subsidiary has all requisite corporate or partnership, as the case may be, power and authority to own its assets and to carry on the business in which it is engaged;

                  (c) the Company and each Subsidiary of the Company is duly qualified as a foreign Person authorized to do business and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license other than where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect; and

                  (d) the Company and each of its Subsidiaries is in compliance in all material respects with all Requirements of Law, except to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

         VI.2 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of the Loan Documents have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of the Company's Organization Documents;

                  (b) result in any breach or contravention of, or result in the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject (other than such violations, breaches, defaults or Liens which would not reasonably be expected to have a Material Adverse Effect); or

                  (c)      violate any Requirement of Law.

         VI.3 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary for the validity of the execution, delivery or performance by, or enforcement against, the Company of this Agreement or any Note other than routine informational filings with the SEC and/or other Governmental Authorities.

         VI.4 Binding Effect. This Agreement and (when executed and delivered for value) each other Loan Document constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

         VI.5 Litigation. No litigation (including derivative actions), arbitration proceedings or governmental proceedings are pending or, to the best knowledge of the Company after due inquiry, threatened against the Company or any Subsidiary which would, if adversely determined, reasonably be expected to result in liability to the Company and its Subsidiaries in excess of $5,000,000 (net of actual insurance coverage or effective indemnification with respect thereto), except as set forth (including estimates of the dollar amounts involved, if practicable,) in Schedule 6.5. Neither the Company nor any of its Subsidiaries has knowledge of any material contingent liabilities, including those disclosed in the financial statements referred to in Section 6.13 or in
Schedule 6.5., which would reasonably be expected to have a Material Adverse Effect.

         VI.6 No Default. No Default or Event of Default exists. As of the Closing Date, neither the Company nor any Subsidiary is in default under or with respect to its Organization Documents or any Contractual Obligation in any respect which, individually or together with all other such defaults, would reasonably be expected to have a Material Adverse Effect.

         VI.7 Fire, Strike, Act of God, etc. Neither the business nor the properties of the Company or any of its Subsidiaries are now affected by any fire, explosion, accident, labor controversy, strike, lockout or other dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty which would reasonably be expected to have a Material Adverse Effect, or if any such existing event or condition were to continue for more than 30 additional days (unless in the reasonable opinion of the Company such event or condition is not likely to continue for such period) would reasonably be expected to have a Material Adverse Effect.

         VI.8 Liens. None of the assets or properties of the Company or the Restricted Subsidiaries is subject to any Lien except for Permitted Liens.

         VI.9 ERISA. Each Plan and, to the best of the Company's knowledge, each Multiemployer Plan, complies in all material respects with all Requirements of Law and,

                  (a) no Reportable Event for which the PBGC has not waived the 30-day notice requirement has occurred with respect to any Plan or, to the best of the Company's knowledge, any Multiemployer Plan;

                  (b) no steps have been taken to terminate any Plan which could result in the Company's making a contribution, or incurring a liability or obligation, to such Plan in excess of $10,000,000; no steps have been taken to appoint a receiver to administer any such Plan; to the best of the Company's knowledge, no steps have been taken to terminate or appoint a receiver to administer any Multiemployer Plan which could result in the Company's making a contribution, or incurring a liability or obligation, to such Multiemployer Plan in excess of $10,000,000; and neither the Company nor any Related Person has withdrawn from any such Multiemployer Plan or initiated steps to do so;

                  (c) There is no Unfunded Vested Liability with respect to any Plan or, to the best of the Company's knowledge, any Multiemployer Plan, that would reasonably be expected to have, in the event of termination of such Plan or withdrawal from such Multiemployer Plan, a Material Adverse Effect; and

                  (d) no contribution failure has occurred with respect to any Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; no condition exists or event or transaction has occurred with respect to any Plan which would reasonably be expected to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA, that would reasonably be expected to have a Material Adverse Effect.

         VI.10 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for purposes not in contravention of subsection 8.1(e) or subsection 8.1(i) or subsection 8.3(c). Not more than 25% of the assets of the Company consists of any Margin Stock, and no part of the proceeds of any Loan will be used to buy or carry any Margin Stock. Neither the Company nor any Subsidiary is generally engaged in the business of buying or selling Margin Stock or extending credit for the purpose of buying or carrying Margin Stock.

         VI.11 Title to Properties. Each of the Company and each of its Subsidiaries (i) has valid fee title to, or valid leasehold interests in, all material real property, and has good and valid title to all of its respective material personal properties and assets, of any nature whatsoever which are reflected on the audited balance sheet referred to in Section 6.13 or acquired by the Company or such Subsidiary after the date thereof except for assets sold, transferred or otherwise disposed of since such date in the ordinary course of business, except for such defects in title as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, and (ii) each of the Company and each of its Subsidiaries owns or holds all permits necessary to construct, own, operate, use and maintain its property and assets and to conduct its business as now conducted except where the failure to have such interest or title or to own or hold such permit would not reasonably be expected to have a Material Adverse Effect.

         VI.12 Taxes. The Company and each Subsidiary has filed (or obtained extensions with respect to the filing of) all United States federal income tax returns and all other material tax returns which are required to be filed by it and has paid all taxes as shown on such returns or pursuant to any assessment received by the Company or any Subsidiary, except to the extent the same may be contested in good faith and for which reserves have been established to the extent required by GAAP.

The charges, accruals and reserves on the books of the Company and each Subsidiary in respect of Taxes and other governmental charges are adequate to the best knowledge of the Company.

         VI.13 Financial Condition. (a) The audited consolidated financial statements of the Company and its consolidated Subsidiaries dated December 31, 1997, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

                           (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and

                           (ii) fairly present the financial position of the Company and its consolidated Subsidiaries as of the date thereof and results of operations for the period covered thereby.

                  (b) Since December 31, 1997, no events or conditions have occurred which would reasonably be expected to have a Material Adverse Effect, except as disclosed on Schedule 6.13 or on Schedule 6.5.

         VI.14 Environmental Matters. The Company and its Subsidiaries are each in compliance in all material respects with all Federal, state and local laws and regulations (i) now applicable to the Company or any Subsidiary, or
(ii) which, to the best knowledge of the Company will be applicable (or, if not in compliance with such laws and regulations referred to in this clause (ii), the Company or such Subsidiary is taking appropriate action diligently pursued to be in compliance therewith on a timely basis or to be exempt from compliance), relating to pollution control and environmental contamination, including all laws and regulations governing the generation, use, collection, treatment, storage, transportation, recovery, removal, discharge or disposal of Hazardous Materials, except to the extent that the failure to comply or take such action would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 6.14 (as updated from time to time), (A) there are no presently outstanding allegations by governmental officials that the Company or any of its Subsidiaries is now or at any time prior to the date hereof was in material violation of such laws or regulations, (B) there are no material administrative or judicial proceedings presently pending against the Company or any of its Subsidiaries pursuant to such laws or regulations, and
(C) there is no material claim presently outstanding against the Company or any of its Subsidiaries which was asserted pursuant to such laws or regulations that in each case would reasonably be expected to result in a liability to the Company or any Subsidiary in excess of $20,000,000 or $50,000,000 in the aggregate for all such claims (net in each case of actual insurance coverage or effective indemnification with respect thereto). Except as disclosed in
Schedule 6.14 (as updated from time to time), the Company reasonably believes that no facts or circumstances known to it or any Subsidiary could form the basis for the assertion of any material claim against the Company or any Subsidiary relating to environmental matters, including any material claim arising from past or present environmental practices asserted under CERCLA, RCRA, or any Environmental Law that in each case would reasonably be expected to result in a liability to the Company or any Subsidiary in excess of $20,000,000 or $50,000,000 in the aggregate for all such claims (net in each case of actual insurance coverage or effective indemnification with respect thereto).

         VI.15 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any state public utilities code.

         VI.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses as currently conducted (other than where the failure to so own, be licensed or have the right to use would reasonably be expected to have a Material Adverse Effect). To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person, except for any such infringement that would not reasonably be expected to have a Material Adverse Effect.

         VI.17 Subsidiaries. The Company has no Subsidiaries on the date hereof other than those disclosed in Schedule 6.17 hereto.

         VI.18 Key Contracts. The Company has delivered to the Administrative Agent true, correct and complete copies of the Key Contracts as in effect on the date hereof, including in each case all amendments thereto, assignments thereof and waivers of any Material Terms thereof. Each of the Crude Supply Agreement and the Supplemental Crude Supply Agreement has been duly authorized, executed and delivered by the Company. The CRCCLP Crude Supply Agreement has been duly authorized, executed and delivered by CRCCLP. Each of the Key Contracts has been duly authorized, executed and delivered by the parties thereto that are Affiliates of the Company and, to the best knowledge of the Company, the other parties thereto, and is in full force and effect in all material respects. To the best knowledge of the Company, no event has occurred and is continuing which would constitute, or with the giving of notice or lapse of time or both would constitute, an event of default on the part of the Company, CRCCLP, CIVESCO or Petroleos under the Key Contracts or would give any Person the right to terminate or to modify the terms of any thereof in a manner which would reasonably be expected to have a Material Adverse Effect.

         VI.19 Solvency. The Company has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its respective debts as they mature, and the Company now owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its existing debts.

         VI.20 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in this Agreement as of the date such representations and warranties are made or deemed made, and none of the factual information (taken as a whole) contained in any written notice, exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with this Agreement (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         VI.21 Addressing the Year 2000 Problem. The Company is developing a program to address on a timely basis the Year 2000 Problem. In connection with developing this program, the Company has reviewed its operations and those of its Subsidiaries with a view to assessing whether its or its Subsidiaries' respective businesses will, in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data, be vulnerable to a Year 2000 Problem. Based on such review, the Company has no reason to believe that a Material Adverse Effect will occur with respect to its or its Subsidiaries' businesses or operations resulting from a Year 2000 Problem.

                                  ARTICLE VII

                             AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Credit Extension or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         VII.1 Financial Statements. The Company shall deliver to the Administrative Agent and concurrently therewith to each Bank (in accordance with Section 11.2, which shall be deemed received by each Bank when received by the Administrative Agent):

                  (a) as soon as available and in any event within 120 days after the end of each Fiscal Year, (A) audited consolidated financial statements of the Company and its consolidated Subsidiaries, in each case setting forth, in comparative form, the corresponding figures for the preceding Fiscal Year and certified, without Impermissible Qualification, by independent certified public accountants of recognized national standing and reputation selected by the Company or otherwise reasonably acceptable to the Administrative Agent, (B) consolidated financial information accompanied by consolidating statements with eliminating entries for the Company and its Restricted Subsidiaries with disclosure in an explanatory footnote for eliminating entries and a report from independent accountants stating that such information has been subjected to the same auditing procedures applied in the audit of the basic consolidated financial statements of the Company and its consolidated Subsidiaries and providing an opinion as to the fairness of the presentation of such information in all material respects in relation to the Company's consolidated financial statements taken as a whole, in each case for purposes of clauses (A) and (B) consisting of a balance sheet as at the end of such Fiscal Year and statements of income and retained earnings and statements of cash flows and (C) with respect to the audited consolidated financial statements of the Company and its consolidated Subsidiaries and the consolidated financial information of the Company and its Restricted Subsidiaries, a report from such accountants addressed to the Company's management containing a review of the Company's calculations which show compliance with each of the financial ratios and restrictions contained in Section 8.2 and affirmatively indicating that, while the audit of the consolidated financial statements of the Company and its consolidated Subsidiaries was not directed primarily toward obtaining knowledge of such compliance with these specific financial ratios and restrictions, such accountants have not become aware of events or transactions that would render such calculations unreliable or misleading; and

                  (b) as soon as available and in any event within 60 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of each Fiscal Year), (A) internal financial working papers in the form of consolidating financial statements and such other financial information as may customarily be prepared by or on behalf of the Company with respect to each Unrestricted Subsidiary with assets in excess of $50,000,000, (B) consolidated financial statements of the Company and its consolidated Subsidiaries, and (C) consolidated financial information (consolidating statements with eliminating entries for Unrestricted Subsidiaries) of the Company and its Restricted Subsidiaries, in each case consisting of a balance sheet as at the end of such quarter and statements of income, retained earnings, and cash flows for such Fiscal Quarter then ended and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding dates and periods of the preceding Fiscal Year, all in reasonable detail and certified (subject to year-end audit adjustments) by an authorized financial officer of the Company to the best of such officer's knowledge and belief as fairly presenting in accordance with GAAP (to the extent applicable) the financial position and results of operations of such Unrestricted Subsidiary, the Company and its consolidated Subsidiaries or the Company and its Restricted Subsidiaries, as the case may be, as at the date thereof and for the period covered thereby (provided, that footnotes to such financial statements will not be required) consistently applied (except as noted therein); but

                  (c) notwithstanding the preceding provisions of this Section 7.1, if and so long as the Company shall file regular and periodic reports with the SEC pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, delivery to the Administrative Agent of copies of its reports on Forms 10K and 10Q promptly following filing thereof with the SEC shall constitute full compliance with this Section 7.1.

         VII.2 Certificates; Other Information. The Company shall furnish to the Administrative Agent:

                  (a) concurrently with the delivery of the financial statements (or reports on Forms 10K or 10Q, as the case may be) referred to in subsections 7.1(a) and (b) or (c), as the case may be, a Compliance Certificate substantially in the form of Exhibit C, executed by a Responsible Officer;

                  (b)   promptly, to the extent not provided pursuant to
Section 7.1(c), copies of all financial statements and regular, periodic or special reports (including registration statements (without exhibits) and Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC; and

                  (c) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Administrative Agent, at the request of any Bank, may from time to time reasonably request in writing.

         VII.3 Notices. The Company shall notify the Administrative Agent and each Bank in writing:

                  (a) as soon as possible and in any event within 5 Business Days after the Company becomes aware of the occurrence of any Default, the statement of the President, any Vice President or the Treasurer of the Company setting forth the details of each such Default which has occurred and the action which the Company has taken and proposes to take with respect thereto;

                  (b) forthwith upon learning thereof, a description of (A) the institution of any litigation, arbitration proceeding or governmental proceeding to which the Company or any Subsidiary of the Company is a party that, if adversely determined, would reasonably be expected to result in a liability to the Company or any Subsidiary of the Company in excess of $25,000,000 (net of actual insurance coverage or effective indemnification with respect thereto) and (B) any material adverse determination as to liability or amount of damages in any such litigation, arbitration proceeding or proceeding;

                  (c) promptly upon learning thereof, a description of the institution of any steps by the Company or any other Person to terminate any Plan or any Multiemployer Plan, or the appointment of a receiver to administer any Plan or any Multiemployer Plan, or the withdrawal by the Company or any Related Person from any Multiemployer Plan, or the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a Lien under section 302(f) of ERISA, or the taking of any action with respect to a Plan which could result in the requirement that the Company furnish a bond or other security to the PBGC or such Plan, or the occurrence of any event with respect to any Plan which could reasonably be expected to result in the incurrence by the

Company of any material liability, fine or penalty, or any material increase in the contingent liability of the Company with respect to any post-retirement Welfare Plan benefit; and

                  (d) within 10 Business Days after the close of a Material Acquisition by the Company or any Subsidiary, the most recent annual and quarterly financial reports of the acquired entity which are available to the Company, and, a summary of the environmental due diligence work done for or by the Company in connection with such Material Acquisition (it being understood that any Person(s) engaged by the Company to prepare such a summary and to complete such due diligence must be of recognized national standing in the environmental field).

         VII.4 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to, except for any sale, dissolution, liquidation or merger not otherwise prohibited hereby, preserve and maintain its existence and good standing and its rights, privileges and franchises under the laws of its state or jurisdiction of incorporation or other formation, and remain qualified as a foreign Person authorized to do business in each other jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.

         VII.5 Insurance. The Company shall maintain, and cause each Subsidiary to maintain, or obtain on its behalf (to the extent available at commercially reasonable rates), with Lloyds of London, or with other financially sound and reputable insurers with (i) an A.M. Best Rating of B+ or higher (or an equivalent rating) and a surplus of at least $10,000,000, or (ii) any alien insurer, reasonably acceptable to the Administrative Agent, whose name appears on the most current non-admitted insurance carrier listing published by the National Association of Insurance Commissioners, insurance with respect to their respective properties and businesses against such liabilities, casualties, risks and contingencies (including business interruption insurance) in such types and with such reasonable deductibles as are customary in the case of Persons engaged in the same or similar businesses and similarly situated. Upon the execution of this Agreement and at any time thereafter at the request of the Administrative Agent, the Company shall furnish or cause to be furnished to the Administrative Agent evidence, in form and substance satisfactory to the Administrative Agent, of the required insurance coverage of the Company and each Subsidiary and, upon request, copies of the applicable policies. The Company shall use reasonable efforts to provide at least twenty (20) days' prior written notice to the Administrative Agent of any termination, cancellation, reduction or other material modifications of any insurance coverage.

         VII.6 Taxes. The Company shall, and shall cause each Subsidiary to, pay and discharge all Taxes relating to the Company or such Subsidiary, as the case may be, prior to the date on which penalties attach thereto; provided, that neither the Company nor any Subsidiary shall be required to pay or discharge any such Tax while the same is being contested by it in good faith and by appropriate proceedings and so long as reserves have been established to the extent required by GAAP.

         VII.7 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law , including Environmental Laws; provided, that neither the Company nor any Subsidiary shall be required to comply with any such Requirement of Law so long as the validity or application thereof is being contested in good faith and reserves have been established with respect to such contest to the extent, if any, required by GAAP or where such non-compliance would not reasonably be expected to have a Material Adverse Effect; and obtain and maintain, and cause each Subsidiary to obtain and maintain, all permits, licenses and approvals necessary to construct, own, operate, use and maintain their respective properties and assets and to conduct their respective businesses, except where the failure to obtain or maintain such permit, license or approval would not reasonably be expected to have a Material Adverse Effect.

         VII.8 Inspection of Property and Books and Records. (a) The Company shall keep or cause to be kept, and shall cause each Subsidiary to keep or cause to be kept, adequate records and books of account in which complete entries are to be made reflecting its business and financial transactions and as required by applicable rules and regulations of any Governmental Authority having jurisdiction over the Company or any Subsidiary or the transactions contemplated by this Agreement. Such books of account shall be kept in a manner consistent with GAAP if so kept on the date hereof. The Company shall permit, and shall cause each Subsidiary to permit, the Administrative Agent or the Banks or their representatives at any reasonable time and from time to time at the request of the Administrative Agent, to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and, subject to Section 11.10, and to the Confidentiality Agreement or a Bank Confidentiality Agreement, as the case may be, make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon prior notice to the Company at least 24 hours in advance. One or more officers, employees or representations of the Company may accompany the Administrative Agent or a Bank or the representatives of such when making any visit or inspection described in the preceding sentence.

                  (b) Neither the Administrative Agent nor any Bank has any duty to visit or inspect the Company's or any Subsidiary's properties or to examine or copy such records and neither the Administrative Agent nor any Bank shall incur any obligation or liability by reason of not making any such visit or inspection. In the event that the Administrative Agent or any Bank shall do any of the foregoing it will be acting solely for the purposes of protecting the Administrative Agent or such Bank and preserving its rights under this Agreement. Neither the Company nor any other party is entitled to rely on any inspection or other inquiry by the Administrative Agent or any Bank. Neither the Administrative Agent nor any Bank owes any duty of care to protect the Company or any other party against, or to inform the Company or any other party of, any adverse condition that may be observed as affecting the Company's or any Subsidiary's properties or business. The Administrative Agent or any Bank may in its discretion disclose to the Company or any other Person any findings made as a result of, or in connection with, any inspection of any such properties or records.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Credit Extension or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

         VIII.1 Negative Covenants Applicable to the Company and Restricted Subsidiaries. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly do any of the following:

                  (a) Limitation on Liens. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien on or with respect to any asset or property of the Company or such Restricted Subsidiary, whether now owned or hereafter acquired, or any interest therein or any income or profits therefrom, except the following (collectively, "Permitted Liens", and individually, a "Permitted Lien"):

                        (i)      Liens existing on the date hereof;

                        (ii) Liens on property existing at the time of acquisition thereof or Liens affecting property of a Person existing at the time it becomes a Subsidiary of the Company or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company; provided, however, that, in either case, such Liens do not extend to or cover any property of the Company or of any of its Restricted Subsidiaries other than the property that secured the acquired Indebtedness prior to the time such Indebtedness became Indebtedness of the Company or a Subsidiary;

                        (iii) Liens on property incurred to secure payment of all or a part of the purchase price thereof or to secure indebtedness incurred prior to, at the time of, or within 12 months after the acquisition thereof for the purpose of financing all or part of the purchase price thereof;

                        (iv) Liens on any property to secure all or part of the cost of improvements thereon or Indebtedness incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction and incurred within 12 months after completion of such improvements or construction;

                        (v) Liens to government entities granted to secure pollution control or industrial revenue bond financings;

                        (vi) Liens which secure Indebtedness owing by a Restricted Subsidiary of the Company, to the Company or by one Restricted Subsidiary to another Restricted Subsidiary;

                        (vii) Liens imposed by law, including mechanics', materialmen's, carriers' or other like Liens, arising in the ordinary course of business;

                        (viii) any Lien incurred to secure the performance of surety or appeal bonds incurred in the ordinary course of business consistent with past practice;

                        (ix) any Lien incidental to the normal conduct of the business of the Company or any Restricted Subsidiary or the ownership of its property or the conduct of the ordinary course of its business, including (A) zoning restrictions, easements, rights of way, reservations, restrictions on the use of real property and other minor irregularities of title, (B) rights of lessees under leases, (C) rights of collecting banks having rights of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in the possession of such banks, (D) Liens to secure the performance of statutory obligations, tenders, bids, leases, progress payments, performance or return-of-money bonds, performance or other similar bonds or other obligations of a similar nature incurred in the ordinary course of business, (E) Liens required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or pursuant to the requirements of a governmental entity and (F) "first purchaser" Liens on crude oil, in each case which are not incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair the use of property in the operation of the business of the Company and its Restricted Subsidiaries taken as a whole;

                        (x) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, so long as reserves have been established to the extent required by GAAP;

                        (xi) Liens securing obligations in respect of Swap Contracts;

                        (xii) any Lien granted by the Company or CRCCLP on its Receivables with regard to any ownership or security interest under any Receivables Purchase Facility established after the date hereof;

                        (xiii) Liens on the assets of the Company or any Restricted Subsidiary created or existing to secure stay or appeal bonds or otherwise resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate action promptly initiated and diligently conducted, including the Lien of any judgment; provided, however, that the aggregate amount secured by all such Liens does not exceed $25 million;

                        (xiv) any Lien granted by CRCCLP on the real estate upon which CRCCLP's Corpus Christi refinery is located arising from the Corpus Christi Refinery West Plant Lease;

                        (xv) any extension, renewal, replacement or refinancing of any Lien referred to in the foregoing clauses (i) through (xiv); provided, however, that

                                 (A)   such new Lien shall be limited to all
                  or part of the same property that secured the original Lien (plus improvements on such property) and

                                 (B) the amount secured by such Lien at such time is not increased to any amount greater than the sum of
                  (1) the outstanding amount or, if greater, committed amount described under clauses (i) through (xiv) at the time the original Lien became a Lien permitted under this Section 8.1(a) and (2) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

                        (xvi) any Lien granted, after the date hereof and in addition to those permitted by clause (i) to clause (xv) above, by the Company or any Restricted Subsidiary to secure its own direct (as opposed to guaranteed) Indebtedness if (A) all such Liens for the Company and all Restricted Subsidiaries together at any one time outstanding do not secure Indebtedness in excess of $10,000,000, and
         (B) such Liens do not encumber the Principal Properties or any right, title or interest of the Company or any Restricted Subsidiary in, to or under any Key Contract;

                        (xvii) rights of collecting banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary on deposit with or in the possession of such bank;

                        (xviii) Liens on assets or property of the Company or a Restricted Subsidiary, other than a Principal Property, in connection with Synthetic Leases pursuant to which, for financial accounting purposes, the Company or a Restricted Subsidiary is the lessee; and

                        (xix) Liens not otherwise permitted by the provisions of this Section 8.1(a) securing indebtedness in an aggregate principal amount at any time outstanding for the Company and its Restricted Subsidiaries not in excess of 10% of Net Worth of the Company and its Restricted Subsidiaries.

                  (b) Consolidations and Mergers; Sales of Assets. The Company shall not, and shall not permit any Restricted Subsidiary to:

                           (i) be a party to any merger or consolidation, except that, so long as no Default then exists or would exist immediately after giving effect thereto or would result therefrom, (A) the Company may merge with any other Person, provided that the Company is the survivor of such merger, and (B) any Wholly-Owned Restricted Subsidiary of the Company may merge or consolidate into the Company or with or into any other Wholly-Owned Restricted Subsidiary of the Company;

                           (ii) sell, transfer, convey or lease the Principal Properties other than in connection with any Permitted Lien granted thereon, and other than the sale of all or any portion of the Principal Properties pursuant to one or more Dispositions permitted pursuant to clause (iv) of this subsection 8.1(b) or one or more Sale Leaseback Transactions permitted pursuant to Section 8.1(g);

                           (iii) sell, transfer, assign or convey (other than in connection with any Permitted Lien granted thereon and other than any disposition to the Company or any Restricted Subsidiary) any shares of capital stock of any Restricted Subsidiary that, at the time of such sale, transfer, assignment or conveyance, either (A) owns, leases or has material contract rights in respect of any Principal Property or (B) is a party to a Key Contract; or

                           (iv) sell, transfer, assign or convey any assets or any shares of capital stock of any Restricted Subsidiary (collectively, a "Disposition") if, on the day on which such proposed Disposition is to occur, the aggregate book value (at the time of the proposed disposition thereof) of such assets or such shares (as the case may be), when added to the aggregate book value (at the time or times of the disposition thereof) of all other assets or shares disposed of by the Company and its Restricted Subsidiaries under this clause (iv) during the then current Fiscal Quarter and the three then most recently completed Fiscal Quarters exceeds 20% of the aggregate book value of the assets of the Company and its Restricted Subsidiaries as of the date of the most recent balance sheet of the Company delivered pursuant to Section 7.1(a); provided that, if concurrently with any Disposition made pursuant to this clause (iv) or within one year thereof, all or substantially all of the net proceeds of such Disposition are either (x) reinvested (whether by acquisition, improvement, repair, construction or otherwise) in assets related to the business of the Company or any Restricted Subsidiary or (y) applied ratably to (1) (A) reduce the Total Commitment hereunder (it being understood that the Company will repay Loans and Letter of Credit Borrowings in such principal amount as is required such that the sum of the Effective Amount of all Loans, whether Committed Loans or Bid Loans, plus the Effective Amount of all Letter of Credit Obligations outstanding after such repayment does not exceed the Total Commitment as so reduced) and (B) prior to the Transition Date (as defined in the $150,000,000 Credit Agreement) reduce the Total Commitment (as therein defined) pursuant to the $150,000,000 Credit Agreement (it being understood that the Company will repay Revolving Loans thereunder in such principal amount such that the aggregate principal amount of all Revolving Loans thereunder does not exceed the Total Commitment thereunder as so reduced) and (2) repay all other Indebtedness then outstanding (including Indebtedness evidenced by the Term Loans made pursuant to the $150,000,000 Credit Agreement and the Private Placement Notes), such Disposition shall be disregarded for purposes of calculations pursuant to this clause (iv) from and after the time of such reinvestment or application; provided, further, that a Disposition of all or any portion of the Company's lubricants blending plant located at Cicero, Illinois shall not be prohibited by this clause (iv) and shall be disregarded for purposes of calculations pursuant to this clause (iv).

Nothing in this Section 8.1(b) shall prohibit the Company or any Wholly-Owned Restricted Subsidiary from purchasing or otherwise acquiring the assets or stock of any Wholly-Owned Restricted Subsidiary.

                  (c) No Conflicts. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any material agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any other Loan Document or any instrument or document delivered or to be delivered by it hereunder or thereunder or in connection herewith or therewith.

                  (d) Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (other than as provided in or contemplated by the Key Contracts) other than on terms and conditions at least as favorable to the Company or its Restricted Subsidiary as would be obtainable by the Company or such Restricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate or own, purchase or acquire any stock obligations or securities of, or any other interest in, or make any capital contribution to, PDVSA or any Affiliate of PDVSA other than the Company or any Subsidiary.

                  (e) Use of Proceeds in an Unfriendly Takeover. The Company shall not, and shall not permit any Restricted Subsidiary to, use the proceeds of any Loan to purchase or otherwise acquire any publicly owned securities of another Person (or to refinance any indebtedness incurred for such purpose) if following such acquisition the Company and its Subsidiaries would own in excess of 15% of the Voting Stock of such Person and either (i) such purchase or acquisition is opposed by such Person's board of directors or other governing body or by a shareholder or shareholders controlling more than 15% of the Voting Stock of such Person, or (ii) the Company knows of facts or circumstances that would make it likely that such purchase or other acquisition would be hostile or unfriendly.

                  (f)   [Intentionally Omitted.]

                  (g) Sale Leaseback Transaction. The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale Leaseback Transaction, except for arrangements providing for the sale of all or any portion of the Principal Properties to one or more lenders or investors if such assets so sold are leased back by the Company, CRCCLP or a Restricted Subsidiary, provided that, any Sale Leaseback Transaction involving such a sale shall be treated as a Disposition for purposes of Section 8.1(b)(iv).

                  (h) Key Contracts. The Company shall not, and shall not permit any Restricted Subsidiary to, amend, supplement, assign (other than an assignment of the Crude Supply Agreement or the Supplemental Crude Supply Agreement (or the benefits under either) to the Trading Subsidiary), terminate, waive or be a party to a waiver of any provision of, or otherwise modify, directly or indirectly, in any respect (i) the Crude Supply Agreement, (ii) the Supplemental Crude Supply Agreement, or (iii) the CRCCLP Crude Supply Agreement; provided that the Company or the Trading Subsidiary may take any such action if:

                               (A) such action would affect an Operational Term and would not affect a Material Term, and if the Company shall determine in good faith that such action (1) is not detrimental to the Company, (2) would not reasonably be expected to have a Material Adverse Effect, and (3) would not be in any way prejudicial to the Banks or any Issuing Bank; or

                               (B)    such action would affect a term other
                  than a Material Term or an Operational Term and the Administrative Agent shall have received a certified resolution duly adopted by the Board of Directors of the Company to the effect that such action (1) is not detrimental to the Company, (2) would not reasonably be expected to have a Material Adverse Effect, and (3) would not be in any way prejudicial to the Banks or any Issuing Bank.

                  (i) Restriction on Use of Proceeds. The Company shall not, and shall not allow any Restricted Subsidiary to use the proceeds of any Loan, directly or indirectly, to make or invest in any loan or advance to, or to purchase or acquire any obligations or securities of, PDVSA or an Affiliate of PDVSA except for the Company or any Restricted Subsidiary.

                  (j) Nature of Business. The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business or operations except those in which the Company and its Subsidiaries are engaged on the date hereof or any related business or operations.

         VIII.2   Financial Covenants.

                  (a) Capitalization Ratio. The Company shall not permit its Capitalization Ratio to be more than .65 to 1.00 at the end of any Fiscal Quarter.

                  (b) Indebtedness Interest Coverage Ratio. The Company shall not permit the ratio of (i) EBITDA for the Computation Period to (ii) Interest Expense for the Computation Period to be less than 3.00 to 1.00 at the end of any Fiscal Quarter.

                  (c) Minimum Net Worth. The Company shall not permit, as of the last day of each Fiscal Quarter, Net Worth of the Company and its Restricted Subsidiaries to be less than $1,750,000,000 plus 25% of aggregate, cumulative Net Income accruing for all Fiscal Quarters ending after December 31, 1997 for which Net Income was positive.

         VIII.3 Negative Covenants Applicable to the Company and its Unrestricted Subsidiaries. The Company shall not permit any Unrestricted Subsidiary to:

                  (a) No Conflicts. Enter into any material agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any other Loan Document or any instrument or document delivered or to be delivered hereunder or thereunder or in connection herewith or therewith.

                  (b) Nature of Business. Engage in any business or operations except those in which the Company and its Subsidiaries are engaged on the date hereof, or any related business or operations.

                  (c) Use of Proceeds in an Unfriendly Takeover. Use the proceeds of any Loan to purchase or otherwise acquire any publicly owned securities of another Person (or to refinance any indebtedness incurred for such purpose) if following such acquisition the Company and its Subsidiaries would own in excess of 15% of the Voting Stock of such Person and either (i) such purchase or acquisition is opposed by such Person's board of directors or other governing body or by a shareholder or shareholders controlling more than 15% of the Voting Stock of such Person, or (ii) the Company knows of facts or circumstances that would make it likely that such purchase or other acquisition would be hostile or unfriendly.

                  (d) Transactions with Affiliates. Enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions at least as favorable to the Company or its Unrestricted Subsidiary as would be obtainable by the Company or such Unrestricted Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, PDVSA or any Affiliate of PDVSA other than the Company or any Subsidiary.

         VIII.4 Designation of Unrestricted Subsidiaries and Restricted Subsidiaries. (a) Any Responsible Officer may, at any time and from time to time, designate a Restricted Subsidiary as an Unrestricted Subsidiary; provided that a notice of such designation is given to the Administrative Agent substantially contemporaneously with such designation and, provided further, that immediately before such designation and after giving effect thereto, (i) no Default shall have occurred and be continuing and (ii) the Company would still be in compliance with Section 8.2 as of the end of the most recent Fiscal Quarter. The foregoing provisions of this Section 8.4(a) to the contrary notwithstanding, the Company may not designate CPIC or any Subsidiary which owns any Principal Property or is a party to any Key Contract as an Unrestricted Subsidiary.

                  (b) Any Responsible Officer may, at any time and from time to time, designate an Unrestricted Subsidiary as a Restricted Subsidiary; provided that a notice of such designation is given to the Administrative Agent substantially contemporaneously with such designation and, provided further, that immediately before such designation and after giving effect thereto, (i) no Default shall have occurred and be continuing and (ii) the Company would still be in compliance with Section 8.1 and Section 8.2 as of the end of the most recent Fiscal Quarter.

                  (c) Any Person that becomes a Subsidiary after the date hereof shall be designated as a Restricted Subsidiary within the definition hereof unless (i) such Person shall be designated as an Unrestricted Subsidiary by a Responsible Officer prior to the time such Person becomes a Subsidiary and
(ii) a notice of such designation is given to the Administrative Agent prior to the date which is 15 Business Days after the date on which such Person becomes a Subsidiary.

                  (d) Any notice of designation pursuant to this Section 8.4 shall be accompanied by a certificate of the Secretary or an Assistant Secretary of the Company (i) stating that the Person providing such notice is a Responsible Officer, (ii) setting forth the name of each Subsidiary which has or will change its characterization as a result of such designation, and (iii) to the extent applicable, setting forth reasonably detailed computations demonstrating compliance with any conditions precedent to such designation.

                                   ARTICLE IX

                               EVENTS OF DEFAULT

         IX.1 Event of Default. Any of the following shall constitute an "Event of Default":


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
                  (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or any Letter of Credit Borrowing, or (ii) within 5 days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) Representation or Warranty. Any representation or warranty by the Company made or deemed made herein, or in or under any other Loan Document or in any written notice, report or certificate delivered pursuant hereto or thereto is incorrect in any material respect on or as of the date made or deemed made or reaffirmed, as the case may be; or

                  (c) Specific Defaults. (i) Except to the extent and subject to subclause (ii) of this Section 9.1(c), the Company fails to perform or observe any term, covenant or agreement contained in any of Section 8.1, 8.2 or 8.3, or (ii) default in any respect in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under subsection 8.1(a), 8.1(c), 8.1(j), 8.3(a) or 8.3(b) and such default shall continue unremedied for 30 days; or

                  (d) Other Defaults. The Company fails to perform or observe in any material respect any other term, covenant condition or agreement contained in this Agreement or any other Loan Document, (and not constituting an Event of Default under any other clause of this Section 9.1) and such default shall continue unremedied for a period of 30 days after the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

                  (e) Non-Payment of Other Indebtedness. The Company or any Subsidiary (i) fails to make any payment in respect of any Indebtedness (except for such indebtedness of any Subsidiary to the Company or to any other Subsidiary) having an aggregate principal amount of more than $25,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness , if, in either event, the effect of such failure, event or condition is to cause, or to permit the holder or holders thereof or beneficiary or beneficiaries thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (after the expiration of any applicable grace period or notice period, if any, specified in the relevant document on the date of such failure) such Indebtedness to become due and payable prior to its expressed maturity (unless such default is waived without the payment of some or all of such Indebtedness); or

                  (f) Insolvency; Voluntary Proceedings. The Company or any Principal Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing; or

                  (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Principal Subsidiary, and any such proceeding or petition shall not be dismissed within 60 days after commencement; (ii) the Company or any Principal Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Principal Subsidiary acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property or business; or

                  (h) ERISA. If (i) any Reportable Event constituting grounds for the termination of any Plan by the PBGC and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred, shall exceed $10,000,000 or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan or Plans shall have occurred and be continuing 30 days after written, telegraphic or telephonic notice to such effect shall have been given to the Company by the PBGC and the maximum amount of current liability that may be asserted under Title IV of ERISA by reason of the termination of such Plan and all other Plans with respect to which any such event has occurred, shall exceed $25,000,000, or (ii) any Plan shall be terminated with Unfunded Vested Liabilities which could reasonably be expected to have a Material Adverse Effect, or (iii) any contribution failure shall occur with respect to a Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; or

                  (i) Monetary Judgments. One or more non-interlocutory judgments, (including judgments entered on arbitration awards) is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance or effective indemnification ) as to any single or related series of transactions, incidents or conditions, exceeds $25,000,000 , and the same shall not have been discharged or execution thereof stayed pending appeal for a period of 30 days after the entry thereof or 60 days after the expiration of any such stay, such judgment shall not have been discharged; or

                  (j) Change of Control. There occurs any Change of Control, unless prior written consent for such lesser percentage ownership is obtained from the Majority Banks; or

                  (k) Key Contracts. Any Key Contract shall, for any reason whatsoever, (i) be terminated (or notice to terminate shall have been given by any Person), disaffirmed or, in any material respect, cease to be valid and binding on and enforceable against Petroleos, or (ii) if the Company, CRCCLP, CIVESCO (or any successor as Trading Subsidiary), or Petroleos fails to perform or observe in any material respect any material covenant, term or condition contained in any Key Contract which it is required to perform or observe (except covenants, terms and conditions that have been waived or modified pursuant to subsection 8.1(h)) and such failure shall not be remedied within 30 days after the earlier of (A) the President, the Chief Financial Officer or the Vice President and General Counsel of the Company obtaining actual knowledge thereof, or (B) the Company having received written notice thereof from the Administrative Agent; or

                  (l) Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Company or any Subsidiary with respect to any material purchase or lease of goods or services (except only to the extent that the existence of any such default is being contested by the Company or such Subsidiary in good faith and by appropriate proceedings) if such default would reasonably be expected to have a Material Adverse Effect; or

                  (m) Default of $150,000,000 Credit Agreement. Any Event of Default shall occur and be continuing pursuant to the $150,000,000 Credit Agreement.

         IX.2 Remedies. If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

                  (a) declare the commitment of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments shall be terminated; and

                  (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company and require cash collateral as set forth in Section 3.8; and

                  (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, to the extent permitted by law, that upon the occurrence of any event specified in subsection (f) or (g) of Section 9.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), (x) the obligation of each Bank to make Loans and any obligation of an Issuing Bank to Issue Letters of Credit shall automatically terminate; (y) the unpaid principal amount of all outstanding Loans and Letter of Credit Borrowings and all interest and other amounts as aforesaid shall automatically become due and payable and (z) cash collateral as set forth in Section 3.8 shall automatically be required to be paid with respect to all Letter of Credit Obligations, in each case, without further act of the Administrative Agent, any Issuing Bank or any Bank.

         IX.3 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE X

                    THE ADMINISTRATIVE AGENT; ISSUING BANKS

         X.1 Appointment and Authorization. (a) Each Bank hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  (b) Each Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith, until such time and for so long as, the Administrative Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that each Issuing Bank shall have all of the benefits and immunities (i) provided to the Administrative Agent in this
Article X with respect to any acts taken or omissions suffered by such Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit Issued by it as fully as if the term "Administrative Agent", as used in this Article X, included the Issuing Banks with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to such Issuing Bank.

         X.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         X.3 Liability of Administrative Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this

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
Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence , willful misconduct or unlawful acts), or
(ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

         X.4 Reliance by Administrative Agent. (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks (subject to Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

         X.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Banks, unless the Administrative Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Agent will notify the Banks of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

         X.6 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

         X.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the


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
Administrative Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         X.8 Agents in Individual Capacity. BofA, Royal Bank of Canada and The Bank of New York and the respective Affiliates of each may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though such Person were not the Administrative Agent or a Syndication Agent (as the case may be) hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, BofA, Royal Bank of Canada and The Bank of New York or the respective Affiliates of any of the foregoing may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Administrative Agent and Syndication Agents shall be under no obligation to provide such information to them. With respect to its Loans and Letter of Credit Advances, each of BofA, Royal Bank of Canada and The Bank of New York shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Administrative Agent or a Syndication Agent (as the case may be) and the terms "Bank" and "Banks" include each of BofA, Royal Bank of Canada and The Bank of New York in its individual capacity.

         X.9 Successor Administrative Agent. The Administrative Agent may, and at the request of the Majority Banks shall, resign as Administrative Agent upon 30 days' notice to the Banks. If the Administrative Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks which successor agent shall be approved by the Company. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above.


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
         X.10 Withholding Tax. (a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Administrative Agent and the Company, to deliver to the Administrative Agent:

                        (i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                        (ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement, and IRS Form W-9; and

                        (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Administrative Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Administrative Agent and the Company of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Administrative Agent will treat such Bank's IRS Form 1001 as no longer valid.

                  (c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Bank is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Bank (because the appropriate form was not delivered, was not properly executed, or because such Bank failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

                                   ARTICLE XI

                                 MISCELLANEOUS

         XI.1 Amendments and Waivers. Except as expressly provided in Sections 4.8, 4.9 and 11.8(c), no amendment or waiver of any provision of any Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such amendment or waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that, except pursuant to Section 4.8, 4.9 and 11.8(c), no such waiver, amendment, or consent shall, unless in writing and signed by the affected Bank or Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

                  (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.2);

                  (b) postpone or delay any date fixed by any Loan Document for any payment of principal, interest, fees or other amounts due to any Bank under any Loan Document;

                  (c) reduce the principal of, or the rate of interest specified herein on any Loan or Letter of Credit Advance, or (subject to clause
(i) below) any fees or other amounts payable under any Loan Document;

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
                  (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

                  (e) amend this Section, or Section 2.18, or any provision herein providing for consent or other action by all Banks;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the relevant Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of such Issuing Bank under this Agreement or any Letter of Credit-Related Document relating to such Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Bid Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Bid Agent under this Agreement or any other Loan Document, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

         XI.2 Notices. (a) Except as otherwise expressly provided in this Agreement, all notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission or electronic mail, provided that any matter transmitted by the Company by facsimile or electronic mail (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and
(ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, faxed or electronic mail, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine or by electronic mail, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received by the Administrative Agent and notices pursuant to Article III to an Issuing Bank shall not be effective until actually received by such Issuing Bank at the address specified for such "Issuing Bank" in Schedule 11.2 or such other address as shall be designated by such Issuing Bank pursuant to subsection 11.2(a).

                  (c) Any agreement of the Administrative Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent and the Banks shall be entitled to rely on the authority of any Person believed in good faith by the Administrative Agent to be an Authorized Signatory, for purposes of such notice and the Administrative Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and Letter of Credit Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent and the Banks to be contained in the telephonic or facsimile notice.

         XI.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         XI.4 Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by BofA (including in its capacity as Administrative Agent, Bid Agent and Issuing Bank), and its respective Affiliates, including all Attorney Costs for the Administrative Agent in connection with the preparation, negotiation, syndication and administration (provided, however, that all such expenses, fee charges and disbursements in connection with such administration shall not exceed $10,000 in any calendar year) of this Agreement or any amendments, modifications or waivers of the provisions hereof whether or not the transactions contemplated hereby or thereby shall be consummated, (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the Issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, any Issuing Bank or any Bank, including all Attorney Costs of counsel for the Administrative Agent, the Bid Agent, any of the Issuing Banks or any Bank in each case, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Agreement, or in connection with the Loans made, Letters of Credit Issued or Letter of Credit Borrowings advanced hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

         XI.5 Indemnity; Damage Waiver. (a) The Company shall indemnify the Administrative Agent, the Bid Agent, the Agent-Related Persons, each Issuing Bank and each Bank, and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel

(including the allocated cost of internal legal services and all disbursements of internal legal counsel) for any Indemnitee, (collectively, the "Indemnified Liabilities" incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions contemplated hereby, (ii) any Loan, Letter of Credit Borrowing or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgement to have resulted from the gross negligence, willful misconduct or unlawful act of such Indemnitee. If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, the Bid Agent, any Bank or any other Person indemnified or intended to be indemnified pursuant to this Section
11.5 the Company will resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel designated by the Company (which counsel shall be reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified). The agreements in this Section 11.5(a) shall survive payment of all other Obligations and the termination of this Agreement.

                  (b) To the extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee, and each Bank, and to the extent that a Bank may bind a related Indemnitee, each Indemnitee shall not assert and waives any claim against the Company, in each case, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby, any Loan, any Letter of Credit Borrowing or any Letter of Credit or the use of the proceeds thereof. The agreements in this Section 11.5(b) shall survive payment of all other Obligations for a period of two years.

         XI.6 Payments Set Aside. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent to the extent such amount had been previously paid to such Bank.

         XI.7 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Bank.

         XI.8 Assignments, Participations, etc. (a) Any Bank (including any Issuing Bank) may, with the written consent of the Company at all times other than during the existence of an Event of Default and the Administrative Agent and the Issuing Banks, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Company, the Administrative Agent or any Issuing Bank shall be required in connection with any assignment and delegation by a Bank to another Bank or to an Eligible Assignee that is an Affiliate of such assigning
Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the Letter of Credit Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $10,000,000; provided, however, that the Company and the Administrative Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Administrative Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Administrative Agent an Assignment and Acceptance substantially in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500; and provided, further, the assignment may, at the option of the assigning Bank and the Assignor, not assign any portion of any outstanding Bid Loans.

                  (b) From and after the date that the Administrative Agent notifies the assignor Bank that it has received (and, if required, the Administrative Agent, each Issuing Bank and the Company has each provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.8(a)), the

Company shall, if requested by the Administrative Agent, execute and deliver to the Administrative Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Notes to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

                  (d) The Administrative Agent shall maintain at its address set forth in accordance with Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans and Letter of Credit Advances owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is currently recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee representing that it is an Eligible Assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Company.

                  (f) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, any Letters of Credit, the Commitment of that Bank and the other interests of that Bank (the " Originating Bank") and under the Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations,
(iii) the Company, the Administrative Agent and each Issuing Bank shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under and the Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall not have any rights under the Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, to the extent permitted by law, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

                  (g) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law. Notwithstanding the foregoing, no such assignment shall release the assigning Bank from its obligations hereunder.

         XI.9 Designated Bidders. Any Bank may designate one Designated Bidder to have a right to offer and make Bid Loans pursuant to Section 2.6; provided, however, that (i) no such Bank may make more than one such designation, (ii) each such Bank making any such designation shall retain the right to make Bid Loans, and (iii) the parties to each such designation shall execute and deliver to the Administrative Agent a Designation Agreement. Upon its receipt of an appropriately completed Designation Agreement executed by a designating Bank and a designee representing that it is a Designated Bidder, the Administrative Agent will accept such Designation Agreement and give prompt notice thereof to the Company, whereupon such designation of such Designated Bidder shall become effective and such designee shall become a party to this Agreement as a "Designated Bidder."

         XI.10 Confidentiality. Each Bank and each Designated Bidder acknowledges that it has executed an agreement with the Company in substantially the form of Exhibit L (each a "Bank Confidentiality Agreement") and agrees that it will not provide Evaluation Material (as defined therein) to prospective assignees, transferees or participants unless such Person has executed a Bank Confidentiality Agreement substantially in the form of Exhibit L.

         XI.11 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists pursuant to Section 9.1(a) or the Loans have been accelerated, cash collateral for Letter of Credit Obligations has been required or demand for payment has been made with respect to such Bank's portion of any Letter of Credit Borrowing, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         XI.12    Intentionally Omitted.

         XI.13 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent and the Company in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

         XI.14 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         XI.15 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         XI.16 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         XI.17 Governing Law and Jurisdiction. (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS IRREVOCABLY WAIVES TO THE EXTENT NOT PROHIBITED BY LAW, ANY OBJECTION, INCLUDING

ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE ADMINISTRATIVE AGENT, EACH ISSUING BANK AND THE BANKS EACH WAIVE TO THE EXTENT NOT PROHIBITED BY LAW, PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         XI.18 Waiver of Jury Trial. THE COMPANY, THE BANKS, THE ADMINISTRATIVE AGENT, AND EACH ISSUING BANK WAIVE TO THE EXTENT NOT PROHIBITED BY LAW, THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE. THE COMPANY, THE BANKS, EACH ISSUING BANK AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         XI.19 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       CITGO PETROLEUM CORPORATION


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Administrative Agent


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION,
                                       as Bid Agent


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       BANK OF AMERICA NATIONAL TRUST
                                       AND SAVINGS ASSOCIATION, as Bank


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       ROYAL BANK OF CANADA,
                                       as Syndication Agent and as a Bank


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE BANK OF NEW YORK,
                                       as Syndication Agent and as a Bank


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       CHASE MANHATTAN BANK,
                                       as Co-Agent and as a Bank


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE BANK OF TOKYO-MITSUBISHI, LTD.
                                       as Co-Agent and as a Bank


                                       By:
                                          ------------------------------------
                                                Michael G. Meiss
                                                Vice President & Manager

                                       BANQUE NATIONALE DE PARIS,
                                       as Co-Agent and as a Bank


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE FUJI BANK, LIMITED - HOUSTON AGENCY, as Co-Agent and as a Bank


                                       By:
                                          ------------------------------------
                                                Jacques Azagury
                                                Vice President & Manager

                                       ABN AMRO BANK, N.V.


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------



                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       BANKBOSTON, N.A.


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE FIRST NATIONAL BANK OF CHICAGO


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE INDUSTRIAL BANK OF JAPAN, LIMITED


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       NATIONAL WESTMINSTER BANK PLC,
                                       NEW YORK BRANCH


                                       By:
                                          ------------------------------------
                                                Paul K. Carter
                                                Vice President



                                       NATIONAL WESTMINSTER BANK PLC,
                                       NASSAU BRANCH


                                       By:
                                          ------------------------------------
                                                Paul K. Carter
                                                Vice President

                                       NATIONSBANK, N.A.


                                       By:
                                          ------------------------------------
                                               Denise A. Smith
                                       Title:
                                             ---------------------------------

                                       CITIBANK, N.A.


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       DG BANK DEUTSCHE GENOSSENSCHAFTSBANK,
                                       CAYMAN ISLAND BRANCH


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       SUNTRUST BANK, ATLANTA


                                       By:
                                          ------------------------------------
                                                Todd Davis
                                                Assistant Vice President

                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       BANK AUSTRIA AKTIENGESELLSCHAFT -
                                       NEW YORK BRANCH


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       THE NORTHERN TRUST COMPANY


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                       BANK OF OKLAHOMA, NATIONAL ASSOCIATION


                                       By:
                                          ------------------------------------
                                                  Denise L. Maltby
                                                  Senior Vice President

                                       WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                       NEW YORK BRANCH


                                       By:
                                          ------------------------------------
                                       Name:
                                            ----------------------------------
                                       Title:
                                             ---------------------------------

                                  SCHEDULE 2.1


                                  COMMITMENTS
                              AND PRO RATA SHARES



                                                                                                   Pro Rata
         Bank                                               Commitment                               Share
         ----                                               ----------                               -----

Bank of America NT & SA                                     $ 45,454,545.43                           11.36%
The Bank of New York                                        $ 36,363,636.36                            9.09%
Royal Bank of Canada                                        $ 36,363,636.36                            9.09%
The Chase Manhattan Bank                                    $ 25,454,545.45                            6.36%
The Bank of Tokyo-Mitsubishi Limited                        $ 25,454,545.45                            6.36%
Banque Nationale de Paris                                   $ 25,454,545.45                            6.36%
The Fuji Bank, Limited                                      $ 25,454,545.45                            6.36%
ABN AMRO Bank, N.V.                                         $ 14,545,454.55                            3.64%
BankBoston                                                  $ 14,545,454.55                            3.64%
The First National Bank of Chicago                          $ 14,545,454.55                            3.64%
The Industrial Bank of Japan, Limited                       $ 14,545,454.55                            3.64%
National Westminister Bank, PLC                             $ 14,545,454.55                            3.64%
NationsBank                                                 $ 14,545,454.55                            3.64%
Citibank                                                    $ 14,545,454.55                            3.64%
DG Bank                                                     $ 14,545,454.55                            3.64%
SunTrust                                                    $ 14,545,454.55                            3.64%
West LB                                                     $ 14,545,454.55                            3.64%
Bank Austria                                                $ 14,545,454.55                            3.64%
Northern Trust                                              $ 10,909,090.91                            2.73%
Bank of Oklahoma                                            $   9,090,909.09                           2.27%

        TOTAL                                               $400,000,000.00                          100.00%

                                  SCHEDULE 5.1


                     Qualification as a Foreign Corporation

Texas
Louisiana
Oklahoma
New York

                                  SCHEDULE 6.5


                                   LITIGATION

                                 SCHEDULE 6.13


                       EXPECTED MATERIAL ADVERSE EFFECTS

                                      None

                                 SCHEDULE 6.14


                             ENVIRONMENTAL MATTERS

                                      None

                                 SCHEDULE 6.17


                                  SUBSIDIARIES

                                 SCHEDULE 11.2


                  BANK OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES


COMPANY ADDRESS
CITGO PETROLEUM CORPORATION

One Warren Place
Tulsa, Oklahoma 74102

Attention:
                           Geoffry Reid
                           Telephone:  (918) 495-5185
                           Facsimile:  (918) 495-5492

BANKS AND AGENTS
BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as Administrative Agent

Bank of America National Trust
and Savings Association
Agency Administration Services #5596
1850 Gateway Blvd, 5th Floor
Concord, California 94520

Attention:
                           Alexandra Bax
                           Telephone: (925) 675-8373
                           Facsimile: (925) 675-8369

with copy to:

Bank of America National
Trust and Savings Association
333 Clay Street, Suite 4550
Houston, Texas 77002

Attention:
                           Claire Liu
                           Telephone: (713) 651-4855
                           Facsimile: (713) 651-4841


                             Schedule 11.2 - Page 1

BANK OF AMERICA NATIONAL TRUST
AND SAVINGS ASSOCIATION,
  as a Bank

Domestic and Offshore Lending Office:
231 So. LaSalle Street
Chicago, Illinois 60697

Attention:
                           Ida Rubens
                           Telephone: (312) 828-5239
                           Facsimile: (312) 974-9626

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank of America National
Trust and Savings Association
333 Clay Street, Suite 4550
Houston, Texas 77002

Attention:
                           Claire Liu
                           Telephone: (713) 651-4855
                           Facsimile: (713) 651-4841


THE BANK OF NEW YORK, as
Syndication Agent and as a Bank

Domestic and Offshore Lending Office:
One Wall Street, 19th Floor
New York, New York 10286

Attention:
                           Kathy D'Elena
                           Telephone: (212) 635-7550
                           Facsimile: (212) 635-7923/4


                             Schedule 11.2 - Page 2

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Bank of New York
Energy Industries Division
One Wall Street, 19th Floor
New York, New York  10286

Attention:
                           Raymond J. Palmer
                           Telephone: (212) 635-7834
                           Facsimile: (212) 635-7924

Attention:                 William Mastrandrea
                           (re: Competitive Bids)
                           Telephone: (212) 804-2050
                           Facsimile: (212) 809-5272


ROYAL BANK OF CANADA,
as Syndication Agent and as a Bank

Domestic and Offshore Lending Office:
One Financial Square, 24th Floor
New York, New York 10005-3531

Attention:
                           Danielle Gilles
                           Telephone: (212) 428-6332
                           Facsimile: (212) 428-2372

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Royal Bank of Canada
12450 Greenspoint Drive, Suite 1450
Houston, Texas 77060

Attention:
                           J. Doug Frost
                           Telephone: (281) 874-5664
                           Facsimile: (281) 874-0081



                             Schedule 11.2 - Page 3

CHASE MANHATTAN BANK,
as a Co-Agent and as a Bank

Domestic and Offshore Lending Office:
270 Park Avenue 32nd Floor
New York, New York 10017

Attention:
                           Tonya Mitchell
                           Telephone:  (212) 552-7206
                           Facsimile:  (212) 552-5777

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Chase Manhattan Bank
2200 Ross Avenue 3rd Floor
Dallas, Texas 75201

Attention:
                           Donna German
                           Telephone:  (214) 965-2540
                           Facsimile:  (214) 965-2389


THE BANK OF TOKYO-MITSUBISHI, LTD.

Domestic and Offshore Lending Office:
1100 Louisiana Street, Suite 2800
Houston, Texas 77002

Attention:
                           Nadra Breir
                           Telephone: (713) 655-3847
                           Facsimile: (713) 655-3855

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Bank of Tokyo-Mitsubishi, Ltd.
1100 Louisiana, Suite 2800
Houston, Texas 77002

Attention:
                           Michael G. Meiss
                           Telephone: (713) 655-3815
                           Facsimile: (713) 655-3855


                             Schedule 11.2 - Page 4

BANQUE NATIONALE DE PARIS, HOUSTON AGENCY as a Co-Agent and as a Bank

Domestic and Offshore Lending Office:
333 Clay Street, Suite 3400
Houston, Texas 77002

Attention:
                           Donna Rose
                           Telephone: (713) 951-1240
                           Facsimile: (713) 659-1414

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Banque Nationale de Paris, Houston Agency
717 North Harwood Street, Suite 2630
Dallas, Texas 75201

Attention:
                           Lloyd G. Cox
                           Telephone: (214) 969-7388
                           Facsimile: (214) 969-0060

THE FUJI BANK, LIMITED-HOUSTON AGENCY,
as Co-Agent and as Bank

Domestic and Offshore Lending Office:
One Houston Center, Suite 4100
1221 McKinney
Houston, Texas 77010

Attention:
                           Jenny Lin
                           Telephone: (713) 650-7821
                           Facsimile: (713) 951-0590

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Fuji Bank, Limited-Houston Agency
One Houston Center, Suite 4100
1221 McKinney
Houston, Texas 77010

Attention:
                           Jacques Azagury
                           Telephone: (713) 650-7845
                           Facsimile: (713) 759-0048

                             Schedule 11.2 - Page 5

ABN AMRO BANK, N.V.

Domestic and Offshore Lending Office:
ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 625
Chicago, Illinois 60603

Attention:
                           Loan Administration
                           Telephone: (312) 904-8865
                           Facsimile: (312) 904-6893

Office for Letters of Credit:
ABN AMRO Bank N.V.
200 West Monroe Street, Suite 1100
Chicago, Illinois

Attention:
                           Trade Services
                           Telephone: (888) 226-5113
                           Facsimile: (888) 226-5119

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

ABN AMRO Bank N.V.
135 South LaSalle Street, Suite 2805
Chicago, Illinois 60603

Attention:

                           Credit Administration
                           Telephone: (312) 904-8835
                           Facsimile: (312) 904-8840

with copy to:

ABN AMRO North America, Inc.
Three Riverway, Suite 1700
Houston, Texas 77056

Attention:
                           Michael Nepveux
                           Telephone: (713) 964-3316
                           Facsimile: (713) 621-5810



                             Schedule 11.2 - Page 6

BOSTONBANK, N.A.

Domestic and Offshore Lending Office:
100 Federal Street
Boston, Massachusetts 02110

Attention:
                           Debra Williams
                           Telephone: (617) 434-9623
                           Facsimile: (617) 434-9820

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

BankBoston, N.A.
100 Federal Street
Boston, Massachusetts 02110

Attention:
                           Stephen Carll
                           Telephone: (617) 434-9697
                           Facsimile: (617) 434-3652


THE FIRST NATIONAL BANK OF CHICAGO

Domestic and Offshore Lending Office:
One First National Plaza
0634, 1FNP, 10
Chicago, Illinois 60670

Attention:
                           John Beirne
                           Telephone: (312) 732-3659
                           Facsimile: (312) 732-4840

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The First National Bank of Chicago
One First National Plaza
0634, 1FNP, 10 Chicago, Illinois 60670

Attention:
                           John Beirne
                           Telephone: (312) 732-3659
                           Facsimile: (312) 732-4840


                             Schedule 11.2 - Page 7
with copy to:

The First National Bank of Chicago
1100 Louisiana, Suite 3200
Houston, Texas 77002

Attention:
                           Dixon Schultz
                           Telephone: (713) 654-7329
                           Facsimile: (713) 654-7370


THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic and Offshore Lending Office:
The Industrial Bank of Japan, Limited
New York Branch
1251 Avenue of the Americas
New York, New York 10020-1104

Attention:
                           Bob Cummings, Credit Administration
                           Telephone: (212) 282-4067
                           Facsimile: (212) 282-4480 or
                                          (212) 282-4250

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Industrial Bank of Japan, Limited
New York Branch
1251 Avenue of the Americas
New York, New York 10020-1104

Attention:
                           Bob Cummings, Credit Administration
                           Telephone: (212) 282-4067
                           Facsimile: (212) 282-4480 or
                                          (212) 282-4250


                             Schedule 11.2 - Page 8
with copy to:

The Industrial Bank of Japan, Limited
Three Allen Center, Suite 4850
333 Clay Street
Houston, Texas 77002

Attention:
                           Ms. Jessica Cowan (re: bid notices)
                           Telephone: (713) 651-9444 ext. 124
                           Facsimile: (713) 651-9209

                           Mr. Lynn Williford (other notices)
                           Telephone: (713) 651-9444 ext. 104
                           Facsimile: (713) 651-9209


NATIONAL WESTMINSTER BANK PLC., NEW YORK BRANCH
NATIONAL WESTMINSTER BANK PLC., NASSAU BRANCH

Domestic Lending Office:
National Westminster Bank Plc., New York Branch
175 Water Street
New York, New York 10038

Attention:
                           Evonne Wearing
                           Telephone: (212) 602-4180
                           Facsimile: (212) 602-4118

Offshore Lending Office:
National Westminster Bank Plc., Nassau Branch
175 Water Street
New York, New York 10038

Attention:
                           Evonne Wearing
                           Telephone: (212) 602-4180
                           Facsimile: (212) 602-4118

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

                             Schedule 11.2 - Page 9

National Westminster Bank, Plc.
600 Travis Street, Suite 6070
Houston, Texas 77002

Attention:
                           Kristi DeMaiolo, Vice President
                           Telephone: (713) 221-2429
                           Facsimile: (713) 221-2431

NATIONSBANK, N.A.

Domestic and Offshore Lending Office:
901 Main Street, 14th Floor
Dallas, Texas 75202

Attention:
                           Betty Canales
                           Telephone: (214) 508-1225
                           Facsimile: (214) 508-1215

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

NationsBank, N.A.
901 Main Street, 64th Floor
Dallas, Texas 75202

Attention:
                           Denise A. Smith
                           Telephone: (214) 508-1261
                           Facsimile: (214) 508-1285

CITIBANK, NA

Domestic and Offshore Lending Office:
399 Park Avenue
New York, New York  10043

Attention:
                           Patrice Williams
                           Telephone: (302) 894-6068
                           Facsimile: (302) 894-6120

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):


                            Schedule 11.2 - Page 10

Citibank, N.A.
c/o Citicorp Securities, Inc.
1200 Smith Street, Suite 2000
Houston, Texas 77002

Attention:
                           Greg Morzano
                           Telephone: (713) 654-3559
                           Facsimile: (713) 654-2869

DG BANK DEUTSCHE GENOSSENSCHAFTS BANK, CAYMAN ISLAND BRANCH

Domestic and Offshore Lending Office:
609 Fifth Avenue
New York, New York 10017-1021

Attention:
                           Mark K. Connelly, Vice President
                           Telephone:  (212) 745-1560
                           Facsimile:  (212) 745-1556/1550

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

DG Bank
609 Fifth Avenue
New York, New York 10017-1021

Attention:
                           Mark K. Connelly, Vice President
                           Telephone:  (212) 745-1560
                           Facsimile:  (212) 745-1556/1550


SUNTRUST BANK, ATLANTA

Domestic and Offshore Lending Office
25 Park Place, MC-120
Atlanta, Georgia 30303

Attention:
                           Ernestine Fambrough
                           Telephone: (404) 581-1612
                           Facsimile: (404) 575-2730


                            Schedule 11.2 - Page 11

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

SunTrust Bank, Atlanta
25 Park Place, MC-120
Atlanta, Georgia 30303

Attention:
                           Todd Davis
                           Telephone: (404) 658-4917
                           Facsimile: (404) 827-6270



                            Schedule 11.2 - Page 12

WESTDEUTSCHE LANDESBANK GIROZENTRALE

Domestic and Offshore Lending Office:
1211 Avenue of the Americas
New York, New York 10036

Attention:
                           Cheryl Wilson
                           Telephone: (212) 852-6152
                           Facsimile: (212) 302-7946

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Westdeutsche Landesbank Girozentrale, New York Branch
1211 Avenue of the Americas
New York, New York 10036

Attention:
                           Richard R. Newman
                           Telephone: (212) 852-6120
                           Facsimile: (212) 852-6307


BANK AUSTRIA AKTIENGESELLSCHAFT- NEW YORK BRANCH

Domestic and Offshore Lending Office:
565 Fifth Avenue
New York, New York 10017

Attention:
                           Robert Malendez
                           Telephone: (212) 880-1173
                           Facsimile: (212) 880-1180

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank Austria AG
565 Fifth Avenue
New York, New York  10017

Attention:
                           Karen L. Jill
                           Telephone: (212) 880-1079
                           Facsimile: (212) 880-1080


                            Schedule 11.2 - Page 13

THE NORTHERN TRUST COMPANY

Domestic and Offshore Lending Office:
50 S. LaSalle
Chicago, Illinois 60675

Attention:
                           Linda Honda (re: Loans, Borrowing Notices,
                           Conversion/Continuation Notices)
                           Telephone: (312) 444-3532
                           Facsimile: (312) 630-1566

Attention:
                           Charles Gerlach (re: Letters of Credit)
                           Telephone: (312) 444-4715
                           Facsimile: (312) 630-5015

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

The Northern Trust Company
50 S. LaSalle B-11
Chicago, Illinois 60675

Attention:
                           John Burda
                           Telephone: (312) 444-4575
                           Facsimile: (312) 444-5055


BANK OF OKLAHOMA, NATIONAL ASSOCIATION

Domestic and Offshore Lending Office:
P.O. Box 2300
Tulsa, Oklahoma 74192

Attention:
                           Pam Cratin
                           Telephone: (405) 936-3731
                           Facsimile: (405) 936-3771


                            Schedule 11.2 - Page 14

Notices (other than Borrowing Notices and Notices of
Conversion/Continuation):

Bank of Oklahoma, National Association
One Williams Center, 8th Floor
Tulsa, Oklahoma 74103

Attention:
                           Robert D. Mattax
                           Telephone: (918) 588-6217
                           Facsimile: (918) 588-6880


                            Schedule 11.2 - Page 15

                                   EXHIBIT A

                              NOTICE OF BORROWING


Date: ________________ , [199_] [200_]


To: Bank of America National Trust and Savings Association as Administrative Agent for the Banks parties to the $400,000,000 Credit Agreement dated as of May 13, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among CITGO Petroleum Corporation, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Administrative Agent


Ladies and Gentlemen:

         The undersigned, CITGO Petroleum Corporation (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Committed Borrowing specified below:

            1. The Business Day of the proposed Committed Borrowing is __________, 19__.

            2. The aggregate amount of the proposed Borrowing is $_______.(1)


            3. The Borrowing is to be comprised of $ ________ of [Base Rate] [CD Rate] [Offshore -- Rate] Loans.

            4. The duration of the Interest Period for the [CD Rate Loans] [Offshore Rate Loans] included in the Borrowing shall be [_____ days] [_____ months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

---------
(1) Such amount shall be a minimum of $10,000,000 or, if greater, any multiple of $1,000,000.


                                  Exhibit A-1

                  (a) the representations and warranties of the Company contained in Article VI of the Credit Agreement are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date);

                  (b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

                  (c) The proposed Borrowing will not cause the aggregate Effective Amount of all outstanding Loans, including Committed Loans and Bid Loans, plus the Effective Amount of all Letter of Credit Obligations to exceed the Total Commitment.


                                         CITGO PETROLEUM CORPORATION


                                         By:
                                            -----------------------------------
                                         Name:
                                            -----------------------------------
                                         Title:
                                            -----------------------------------



                                  Exhibit A-2

                                   EXHIBIT B

                       NOTICE OF CONVERSION/CONTINUATION



                                                  Date: _______, [199 ] [200_]


To: Bank of America National Trust and Savings Association, as Administrative Agent for the Banks parties to the $400,000,000 Credit Agreement dated as of May 13, 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among CITGO Petroleum Corporation, certain Banks which are signatories thereto and Bank of America National Trust and Savings Association, as Administrative Agent

Ladies and Gentlemen:

         The undersigned, CITGO Petroleum Corporation (the "Company"), refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.4 of the Credit Agreement, of the [conversion] [continuation] of the Loans specified herein, that:

            1. The Conversion/Continuation Date is ________, [199_][200_].

            2. The aggregate amount of the Loans to be [converted] [continued] is $ __________.

            3. The Loans are to be [converted into] [continued as] [CD Rate] [Offshore Rate] [Base Rate] Loans.

            4. [If applicable:] The duration of the Interest Period for the Loans included in the [conversion] [continuation] shall be [____days] [months].

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Conversion/ Continuation Date, before and after giving effect thereto and to the application of the proceeds therefrom:

                 (1)(a) the representations and warranties of the Company contained in Article VI of the Credit Agreement (except for Section 6.6) are true and correct in all material respects as

---------
(1)  Need not be included for a conversion into or continuation as Base Rate
     Loans.


                                  Exhibit B-1
         though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date);

                  (2)(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

                  (c) the proposed [conversion][continuation] will not cause the Effective Amount of all outstanding Loans, including Committed Loans and Bid Loans, plus the Effective Amount of all Letter of Credit Obligations to exceed the Total Commitment.



                                        CITGO PETROLEUM COMPANY



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------





---------
(2)  Need not be included for a conversion into or continuation as Base Rate
     Loans




                                  Exhibit B-2

                                   EXHIBIT C


                          CITGO PETROLEUM CORPORATION
                             COMPLIANCE CERTIFICATE



                         Financial
                         Statement Date:           , [199_] [200__]


         Reference is made to that certain $150,000,000 Credit Agreement and that certain $400,000,000 Credit Agreement, each dated as of May , 1998 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among CITGO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), the several financial institutions from time to time parties to this Credit Agreement (the "Banks") and Bank of America National Trust and Savings Association, as administrative agent for the Banks (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to them in the Credit Agreement.

         The undersigned Responsible Officer of the Company, hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Banks and the Administrative Agent on the behalf of the Company and its consolidated Subsidiaries, and that:

         1. The ratio of Indebtedness to Capitalization is __________, which does not exceed .65 to 1.00 which is required by Section 8.2(a).

         2. The Net Worth of the Company is _________, which exceeds the minimum required in Section 8.2(a).

         3. The ratio of EBITDA to the Interest Expense for the Computation Period is ________ which is not less than 3.00 to 1.00 as required by Section 8.2(b).

         4. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Company during the accounting period covered by the attached financial statements.

         5. To the best of the undersigned's knowledge, except as specified on
Schedule 1 attached hereto, the Company, during such period, has observed, performed or satisfied all of its covenants and other agreements, and satisfied every condition in the Credit Agreement to be observed, performed



                                  Exhibit C-1
or satisfied by the Company, and the undersigned has no knowledge of any Default or Event of Default.

         6. The following financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ________ , [199_][200__].


                                        CITGO PETROLEUM CORPORATION



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------




                                  Exhibit C-2

                                   SCHEDULE 1
                                   Exceptions









                                  Exhibit C-3

                                   SCHEDULE 2
                         To the Compliance Certificate
                                  ($ in 000's)

1.       Section 8.2(a) Capitalization Ratio:
         ------------------------------------

         A.       Indebtedness of Company and its Restricted Subsidiaries                               $__________

         B.       Net Worth of the Company and its Restricted Subsidiaries                              $__________

         C.       Capitalization (A+B)                                                                  $__________

         D.       Capitalization (A/C)                                                                   _________%

         Maximum permitted                                                                                      65%

2.       Section 8.2(b) Indebtedness Interest Coverage Ratio:
         ----------------------------------------------------

         A.       Net Income of the Company and its Restricted Subsidiaries                             $__________

         B.       Income Taxes For the Company and its Restricted Subsidiaries                          $__________

         C.       Interest Expense for the Company and its Restricted Subsidiaries                      $__________

         D.       Depreciation and amortization for the Company and its Restricted Subsidiaries         $__________

         E.       EBITDA (A+B+C+D)                                                                      $__________

         F.       EBITDA/Interest Expense (E/C)                                                         $__________

         Minimum required                                                                                     3.00%

3.       Section 8.2(c) Minimum Net Worth
         --------------------------------

         Net Worth of the Company and its Restricted Subsidiaries                                       $__________

         Minimum required:
         25% of cumulative Net Income (without allowance for losses) of the Company and its
         Restricted Subsidiaries for each Fiscal Quarter ending after December 31, 1997 + $1,750,000    $__________



                                  Exhibit C-4

                                  EXHIBIT D-1


                     [FORM OF] OPINION OF COMPANY'S COUNSEL

                                  EXHIBIT D-2

                [FORM OF] OPINION OF GENERAL COUNSEL OF COMPANY

                                  EXHIBIT D-3

                     [FORM OF] OPINION OF COUNSEL FOR PDVSA

                                   EXHIBIT E

                 [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT



                      This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of __________, [199__] [200 ] is made between ______________________________ (the "Assignor") and
     __________________________ (the "Assignee").


                                    RECITALS

                  WHEREAS, the Assignor is party to that certain $400,000,000 Credit Agreement dated as of May 13, 1998 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among CITGO Petroleum Corporation, a Delaware corporation (the "Company"), the several financial institutions from time to time party thereto (including the Assignor, the "Banks"), and Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "Administrative Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

                  WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Company in an aggregate amount not to exceed $__________ (the "Commitment");

                  WHEREAS, [the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Company] [no Committed Loans are outstanding under the Credit Agreement];

                  WHEREAS, [the Assignor has acquired a participation in the Issuing Bank's liability under Letters of Credit in an aggregate principal amount of $____________ (its "Letter of Credit Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

                  WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, [together with a corresponding portion of each of its outstanding Committed Loans and Letter of Credit Obligations] in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;





                                  Exhibit E-1

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         1.       Assignment and Acceptance.

                  (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment [and the Committed Loans and the Letter of Credit Obligations] of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the Loan Documents.

                  [If appropriate, add paragraph specifying payment to Assignor by Assignee of outstanding principal of, accrued interest on, and fees with respect to, Committed Loans and Letter of Credit Obligations assigned.]

                  (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Bank under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under
Article IV Sections 11.4 and 11.5 of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

                  (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

                  (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.



                                  Exhibit E-2

         2.       Payments.

                  (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans [and Letter of Credit Advances].

                  (b) The [Assignor] [Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.8(a) of the Credit Agreement.

         3.       Reallocation of Payments.

                  Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, Committed Loans and Letter of Credit Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

         4.       Independent Credit Decision.

                  The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements referred to in Section 7.1 of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

         5.       Effective Date; Notices.

                  (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, [199__] [200_] (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

                                (i) this Assignment and Acceptance shall be
executed and delivered by the Assignor and the Assignee;




                                  Exhibit E-3

                                (ii) the consent of the Company, each Issuing
Bank and the Administrative Agent if required for an effective assignment of the Assigned Amount by the Assignor to the Assignee under Section 11.8(a) of the Credit Agreement shall have been duly obtained and shall be in full force and effect as of the Effective Date;

                                (iii) the Assignee shall pay to the Assignor
all amounts due to the Assignor under this Assignment and Acceptance;

                                (iv) the Assignee shall have complied with
Section 11.10 of the Credit Agreement (if applicable);

                                (v) the processing fee referred to in Section
2(b) hereof and in Section 11.8(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

                                (vi) the Assignor shall have assigned and the
Assignee shall have assumed a percentage equal to the Assignee's Percentage Share of the rights and obligations of the Assignor under the Credit Agreement (if such agreement exists).

                  (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Company, each Issuing Bank and the Administrative Agent for acknowledgment by the Administrative Agent, each Issuing Bank and the Company a Notice of Assignment substantially in the form attached hereto as Schedule 1.

         [6. Administrative Agent. [INCLUDE ONLY IF ASSIGNOR IS ADMINISTRATIVE AGENT OR AN ISSUING BANK]

                  (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Banks pursuant to the terms of the Credit Agreement.

                  (b) The Assignee hereby appoints and authorizes the Assignor to take such action on its behalf and to exercise such powers under the Credit Agreement as are delegated to an Issuing Bank by the Banks pursuant to the terms of the Credit Agreement.

                  [(c) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent or Issuing Bank (as the case may be) under the Credit Agreement.]]



                                  Exhibit E-4

         7.       Withholding Tax.

                  The Assignee (a) represents and warrants to the Bank, the Administrative Agent and the Company that under applicable law and treaties no tax will be required to be withheld by the Bank with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Company prior to the time that the Administrative Agent or Company is required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms 4224 or 1001 upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         8.       Representations and Warranties.

                  (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance and a Bank Confidentiality Agreement have been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

                  (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Company, or the performance or




                                  Exhibit E-5
observance by the Company, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

                  (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; and (iv) it is an Eligible Assignee.

         9.       Further Assurances.

                  The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Company or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

         10.      Miscellaneous.

                  (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

                  (b) All payments made hereunder shall be made without any set-off or counterclaim.

                  (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.



                                  Exhibit E-6

                  (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

                  (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in the Southern District of New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

                  (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

                  [Other provisions to be added as may be negotiated between the Assignor and the Assignee, provided that such provisions are not inconsistent with the Credit Agreement.]

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.






                                                  [ASSIGNOR]


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------



                                  Exhibit E-7

                                    Address:

















                                  Exhibit E-8

                                                  [ASSIGNEE]


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------

                                        Address:





                                  Exhibit E-9

                                   SCHEDULE 1

                      NOTICE OF ASSIGNMENT AND ACCEPTANCE


                                                _______________, [199_] [200_]



Bank of America National Trust
  and Savings Association, as Administrative Agent
1850 Gateway Blvd. 5th Floor
Concord, California 94520
Attn:  Agency Administration Services #5596

Each Issuing Bank listed on Annex A hereto

CITGO Petroleum Corporation
One Warren Place
Tulsa, Oklahoma 74102
Attn:  Geoffry Reid

Ladies and Gentlemen:

         We refer to the $400,000,000 Credit Agreement dated as of May 13, 1998 (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among CITGO Petroleum Corporation (the "Company"), the Banks referred to therein and Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

         1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including, without limitation, the right, title and interest of the Assignor in and to the Commitments of the Assignor[,] [and] all outstanding Committed Loans made by the Assignor and the Assignor's participation in the Letters of Credit) pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). Before giving effect to such assignment the Assignor's Commitment is $___________[,] [and] the aggregate amount of its outstanding Committed Loans is $_____________, and its participation in Letter of Credit Obligations is $_____________.


                                 Exhibit E-10

         2. The Assignee agrees that, upon receiving the consent of the Administrative Agent, each Issuing Bank and, if applicable, CITGO Petroleum Corporation to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Bank originally holding such interest in the Credit Agreement.

         3. The following administrative details apply to the Assignee:

                  (A)      Lending Office Address:

                           Assignee name: _____________________________
                           Address:       _____________________________
                                          _____________________________
                                          _____________________________
                           Attention:     _____________________________
                           Telephone:     (___) _______________________
                           Telecopier:    (___) _______________________
                           Telex (Answerback):  _______________________

                  (B)      Notice Address:

                           Assignee name: _____________________________
                           Address:       _____________________________
                                          _____________________________
                                          _____________________________
                           Attention:     _____________________________
                           Telephone:     (___) _______________________
                           Telecopier:    (___) _______________________
                           Telex (Answerback):  _______________________

                  (C)      Payment Instructions:

                           Account No.:   _____________________________
                                    At:   _____________________________
                                          _____________________________
                                          _____________________________
                           Reference:     _____________________________
                           Attention:     _____________________________

         4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.


                                 Exhibit E-11

         IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                        Very truly yours,

                                        [NAME OF ASSIGNOR]


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------


                                        [NAME OF ASSIGNEE]


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------

                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------

ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


CITGO PETROLEUM CORPORATION


By:
   --------------------------------
Name:
   --------------------------------
Title:
   --------------------------------


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Administrative Agent


                                 Exhibit E-12

By:
   --------------------------------
Name:
   --------------------------------
Title:
   --------------------------------


BANK OF AMERICA NATIONAL TRUST AND
  SAVINGS ASSOCIATION, as Issuing Bank


By:
   --------------------------------
Name:
   --------------------------------
Title:
   --------------------------------

[OTHER ISSUING BANKS]





                                 Exhibit E-13

                                                                     Annex A to
                                                           Notice of Assignment
                                                                 and Acceptance


                                 Issuing Banks








                                  Exhibit E-14

                                  Exhibit F-1

                         [FORM OF] COMMITTED LOAN NOTE


$__________                                                      May 13, 1998



         FOR VALUE RECEIVED, the undersigned, CITGO PETROLEUM CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________________ (the "Bank") the principal sum of ______________
Dollars ($ _______ ) or, if less, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Company pursuant to the $400,000,000 Credit Agreement, dated as of May 13, 1998 (such $400,000,000 Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement"), among the Company, the Bank, the other banks parties thereto, the Syndication Agents (as defined therein), Bank of America National Trust and Savings Association, as Administrative Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement. Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         The Bank is authorized to endorse the amount and the date on which each Committed Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedules annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement or this Committed Loan Note (this "Note").

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.



                              Exhibit F-1 Page 1

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                        CITGO PETROLEUM CORPORATION



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------






                              Exhibit F-1 Page 2

                                                             Schedule A to Note



                BASE RATE LOANS AND REPAYMENT OF BASE RATE LOANS




                              (2)                          (3)
       (1)                  Amount                      Amount of                  (4)
      Date                  of Base                     Base Rate                Notation
      ----                 Rate Loan                   Loan Repaid               Made By
                           ---------                   -----------               -------
------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------

------------------    --------------------        ----------------------    -------------------


                              Exhibit F-1 Page 3

                                                             Schedule B to Note



            OFFSHORE RATE LOANS AND REPAYMENT OF OFFSHORE RATE LOANS




                              (2)                     (3)                       (4)
       (1)                  Amount               Maturity Date                Amount                    (5)
      Date                of Offshore             of Offshore            of Offshore Rate             Notation
      ----                 Rate Loan               Rate Loan                Loan Repaid               Made By
                           ---------               ---------                -----------               -------
------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------


                              Exhibit F-1 Page 4

                                                             Schedule C to Note



                  CD RATE LOANS AND REPAYMENT OF CD RATE LOANS




                              (2)                     (3)                       (4)
       (1)                  Amount                 Maturity                  Amount of                  (5)
      Date                   of CD                Date of CD                  CD Rate                 Notation
      ----                 Rate Loan               Rate Loan                Loan Repaid               Made By
                           ---------               ---------                -----------               -------
------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------




                              Exhibit F-1 Page 5

                                  EXHIBIT F-2

                             FORM OF BID LOAN NOTE


$ ________





                                                                   May 13, 1998


         FOR VALUE RECEIVED, the undersigned, CITGO PETROLEUM CORPORATION (the "Company"), hereby jointly and severally promises to pay to the order of _______________ (the "Bank") the principal sum of ____________________ DOLLARS
($_______________) or, if less, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to the $400,000,000 Credit Agreement dated as of May 13, 1998 (such Credit Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time, being hereinafter called the "Credit Agreement") among the Company, the Bank, the other banks parties thereto, the Syndication Agents (as defined therein) and Bank of America National Trust and Savings Association, as Administrative Agent for the Banks, on the dates and in the amounts provided in the Credit Agreement. The Company further promises to pay interest on the unpaid principal amount of the Bid Loans evidenced hereby from time to time at the rates, on the dates, and otherwise as provided in the Credit Agreement. Terms defined in the Credit Agreement are used herein with their defined meanings therein unless otherwise defined herein.

         The Bank is authorized to endorse the amount and the date on which each Bid Loan is made, the maturity date therefor and each payment of principal with respect thereto on the schedule annexed hereto and made a part hereof, or on continuations thereof which shall be attached hereto and made a part hereof; provided, however, that any failure to endorse such information on such schedule or continuation thereof shall not in any manner affect any obligation of the Company under the Credit Agreement or this Bid Loan Note (this "Note").

         This Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement, which Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.



                              Exhibit F-2 Page 1

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                                        CITGO PETROLEUM CORPORATION


                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------






                              Exhibit F-2 Page 2

                                                    Schedule A to Bid Loan Note



                          LOANS AND REPAYMENT OF LOANS




                              (2)                     (3)                       (4)                     (5)
       (1)                  Amount               Maturity Date               Amount of                Notation
      Date                  of Loan                 of Loan                 Loan Repaid               Made By
      ----                  -------                 -------                 -----------               -------
------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------

------------------    --------------------    --------------------     ----------------------    -------------------




                              Exhibit F-2 Page 3

                                   EXHIBIT G

                        INVITATION FOR COMPETITIVE BIDS

Via Facsimile

To the Banks Listed on Schedule A attached hereto:

Re: CITGO Petroleum Corporation $400,000,000 Credit Agreement dated as of May
    13, 1998 (the "Credit Agreement")

Ladies and Gentlemen:

        Capitalized terms used herein have the meanings specified in the Credit Agreement. Pursuant to Section 2.7 of the Credit Agreement, you are hereby invited to submit offers to make Bid Loans to the Companies based on the following specifications:

1.      Bid Type:        Absolute


      2.       Auction Date:      -----------------------------------

                                  -----------------------------------
                                      Day        Month        Year


      3.       Borrowing Date:    -----------------------------------

                                  -----------------------------------
                                       Day        Month         Year


      4.      Aggregate Amount Requested by Company:

5.      Specified Interest Periods:


                                                    Date From              Date To          # of Days
         ============================================================================================
         Interest Period #1                         /    /                 /    /           #
                                                    ======                 ======           ======

         Interest Period #2                         /    /                 /    /           #
                                                    ======                 ======           ======

         Interest Period #3                        /    /                  /    /           #
         ============================================================================================

6. Bid Loan principal amounts must be $________ or in multiples of $_______ in excess thereof and may not exceed the amount of Bid Loans which were requested.



                               Exhibit G Page 1

        8.      The rate of interest should be rounded to 1/1000th of 1%.








                               Exhibit G Page 2

        All Competitive Bids must be in the form of Exhibit I to the Credit Agreement and must be received by the undersigned no later than_______________ on _________________, _____.



                                        --------------------------------,
                                        as Bid Agent

By:
   -----------------------------
Title:
      --------------------------        Facsimile:
                                                  ----------------------








                               Exhibit G Page 3

                                   Schedule A

                                 List of Banks








                               Exhibit G Page 4

                                   EXHIBIT H

                            COMPETITIVE BID REQUEST



                      ---------------, ----
Bid Agent
[Address]

Re: CITGO Petroleum Corporation $400,000,000 Credit Agreement dated as of May
          13, 1998 (the "Credit Agreement")

Ladies and Gentlemen:

    This is a Competitive Bid Request for Bid Loans pursuant to Section 2.7 of the Credit Agreement as follows:

1.  Bid Type:                          Absolute



      2.   Auction Date:        -------------------------------------

                                 Day           Month          Year
                                -------------------------------------

      3.   Borrowing Date:      -------------------------------------

                                 Day           Month          Year
                                -------------------------------------
      4.   Aggregate Bid Amount:


5.   Bid Details:


                                                    Date From              Date To         # of Days
         =================================================================================================
         Interest Period #1                         /    /                 /    /           #
                                                   =======                =======          ======

         Interest Period #2                        /    /                  /    /           #
                                                   =======                =======          ======

         Interest Period #3                        /    /                  /    /           #
         =================================================================================================





                               Exhibit H Page 1

     Capitalized terms used herein have the meanings specified in the Credit Agreement.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

              (a) the representations and warranties contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as though made on and as of such date (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), except for the representation contained in Section 6.5;

              (b) no Default or Event of Default exists or would result from such proposed Borrowing; and

              (c) to the best of our knowledge, this request will not put the undersigned above the maximum Commitment limits set forth in the Credit Agreement.



                                        CITGO PETROLEUM CORPORATION



                                        By:
                                           -----------------------------------
                                        Name:
                                           -----------------------------------
                                        Title:
                                           -----------------------------------





                               Exhibit H Page 3

                                   EXHIBIT I

                                COMPETITIVE BID

                      ------------------, ----
Bid Agent
[Address]

Re: $400,000,000 Credit Agreement dated as of May 13, 1998 (the "Credit
    Agreement")

Ladies and Gentlemen:

     Capitalized terms used herein have the meanings specified in the Credit Agreement. In response to the Competitive Bid Request of the Company dated ______________, ____ and in accordance with subsection 2.7(c)(ii) of the Credit Agreement, the undersigned Bank offers to make [a] Bid Loan[s] thereunder in the following principal amount[s] at the following interest rates for the following Interest Period[s]:

1.   Bid Type:        Absolute

                                    --------------------------------------
2.   Auction Date:
                                         Day        Month        Year
                                    --------------------------------------


                                    --------------------------------------
3.   Borrowing Date:
                                         Day        Month        Year
                                    --------------------------------------
4.   Aggregate Bid Amount:

5.   Bid Details:

                                 Date From          Date To     # of Days     Offer   Principal    Interest Rate
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
Interest Period #1               /    /            /    /      #                1        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                2        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                3        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
Interest Period #2              /    /            /   /        #                1        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                2        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                3        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
Interest Period #3              /    /            /   /        #                1        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                2        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------
                                                                                3        $            %
--------------------------- ------------------ --------------- -----------    -----   ---------    --------------





                               Exhibit I Page 1

[NAME OF BANK]


By:
   ----------------------------
Name:
   ----------------------------
Title:
   ----------------------------










                               Exhibit I Page 2

                                   EXHIBIT J

                         FORM OF DESIGNATION AGREEMENT


Dated ______________, 19__


         Reference is made to the $400,000,000 Credit Agreement dated as of May 13, 1998 (as amended from time to time, the "Credit Agreement") among CITGO Petroleum Corporation (the "Company"), various financial institutions parties thereto, the Syndication Agents (defined therein) and Bank of America National Trust and Savings Association, as administrative agent for the Banks (the "Administrative Agent"). Capitalized terms used herein have the meanings specified in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meaning.

         _________________ (the "Designator") and ___________________ the
("Designee") agree as follows:

1. The Designator hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Bid Loans pursuant to Section 2.6 of the Credit Agreement.

2. The Designator makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Company or any of their respective Subsidiaries or the performance or observance by the Company of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto.

3. The Designee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, either Syndication Agent, the Designator or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an entity qualified to be a Designated Bidder; (iv) appoints and authorizes the Administrative Agent to take such




                               Exhibit J Page 1
         action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Designated Bidder; (vi) specifies as its Lending Office with respect to Bid Loans (and address for notices) the offices set forth beneath its name on the signature page hereof; and (vii) acknowledges that it has executed and delivered a Bank Confidentiality Agreement.

4. Following the execution of this Designation Agreement by the Designator and its Designee, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent. The effective date of this Designation Agreement shall be the date of acceptance thereof by the Administrative Agent, unless otherwise specified on the signature page hereto (the "Effective Date").

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement as a "Designated Bidder" with a right to make Bid Loans as a Bank pursuant to Sections 2.6 and 2.7 of the Credit Agreement and the rights and obligations of a Designated Bidder related thereto.

6. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.







                               Exhibit J Page 2

IN WITNESS WHEREOF, the parties hereto have caused this Designation Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Effective Date:                              ________________, 19 __


[NAME OF DESIGNATOR]


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


[NAME OF DESIGNEE]


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


Lending Office (and
address for notices)
[Address]


Accepted this ___ day
of ____________, 19__


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION


By:
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


---------







                               Exhibit J Page 3

* This date should be no earlier than the date of acceptance by the Administrative Agent.








                               Exhibit J Page 4

                                   EXHIBIT K


                                   [RESERVED]













                               Exhibit K Page 1